Exhibit 3.2

6922767 Holding S.à r.l.

Société à responsabilité limitée

Siège social:	13-15 Avenue de la Liberté
L-1931 Luxembourg
Capital social:	EUR 1.184.679.789.-
R.C.S. Luxembourg:	B 136.792

ASSEMBLEE GENERALE EXTRAORDINAIRE

DU 9 SEPTEMBRE 2010

N°............../2010

In the year two thousand ten, on the ninth day of September, Before Us, Maître Joseph Elvinger, notary residing in Luxembourg, Grand Duchy of Luxembourg,

THERE APPEARED:

FR Horizon Topco S.à r.l., a private limited liability company (société à responsabilité limitée), organized under the laws of Luxembourg, having its registered office at 13-15 avenue de la Liberté, L-1931 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 138.941 and having a share capital of EUR 1,205,557,623, here represented by Frédéric Franckx, lawyer, with professional address in Luxembourg, 18-20 rue Edward Steichen L-2540 Luxembourg, by virtue of a power of attorney under private seal.

Such power of attorney, after having been signed “ne varietur” by the representative of the appearing party and the undersigned notary, will remain annexed to this deed for the purpose of registration.

The appearing party, represented as stated hereabove, has requested the undersigned notary to record the following:

FR Horizon Topco S.à r.l., is the sole shareholder of 6922767 Holding S.à r.l., a private limited liability company (société à responsabilité limitée) (the Company), incorporated pursuant to a deed of Maître Joseph Elvinger, notary residing in Luxembourg, Grand Duchy of Luxembourg, on February 20, 2008, published in the Mémorial C, Recueil des Sociétés et Associations, number 809 of April 3, 2008. The articles of associations of the Company (the Articles) were for the last time amended pursuant to a deed of Maître Carlo Wersandt, notary residing in Luxembourg, Grand Duchy of Luxembourg, acting in replacement of Maître Henri Hellinckx, notary residing in Luxembourg, on August 4, 2009, published in the

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Mémorial C, Recueil des Sociétés et Associations, number 1783 of September 15, 2009. The Articles have not been amended since then.

I.	The agenda of the meeting is as follows:

1.	Increase of the share capital of the Company by an amount equal to the Euro equivalent of one hundred forty four thousand nine hundred twenty-four United States Dollars (USD 144,924.-) by way of issuance of shares with a nominal value of one Euro (EUR 1.-) each, all in registered form and having the same rights and obligations attached to them as the existing shares, it being understood that the contributed amount will be converted in Euros and rounded down to the next integer number in order to allow the Company to issue entire shares with a nominal value of one Euro (EUR 1.-) each and that any amount contributed in surplus shall be allocated to the Company’s share premium account;

2.	Subscription to the share capital increase specified in item (1.) above, and payment of the consideration for the share capital increase by way of payment in cash;

3.	Subsequent amendment of article 5.1. of the articles of association of the Company in order to reflect the increase of the share capital adopted under item (1.) above;

4.	Amendment to the register of shareholders of the Company in order to reflect the above changes with power and authority given to any manager of the Company and any employee of ATC Corporate Services (Luxembourg) S.A., acting individually, to proceed on behalf of the Company to the registration of the newly issued shares in the register of shareholders of the Company; and

5.	Miscellaneous.

II.	The sole shareholder has taken the following resolutions:

FIRST RESOLUTION

The sole shareholder resolves to increase the share capital of the Company by an amount of one hundred thirteen thousand nine hundred and seventy-eight Euros (EUR 113,978), in order to bring it from its present amount of one billion one hundred eighty-four million six hundred seventy-nine thousand seven hundred eighty-nine euro (EUR 1,184,679,789.-), represented by one billion one hundred eighty-four million six hundred seventy-nine thousand seven hundred eighty-nine (1,184,679,789) shares

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to one billion one hundred eighty-four million seven hundred ninety-three thousand seven hundred sixty-seven Euros (EUR 1,184,793,767), represented by one billion one hundred eighty-four million seven hundred ninety-three thousand seven hundred sixty-seven (1,184,793,767) shares by way of issuance of one hundred thirteen thousand nine hundred and seventy-eight (113,978) shares with a nominal value of one Euro (EUR 1.-) each, all in registered form and having the same rights and obligations attached to them as the existing shares.

SECOND RESOLUTION

The sole shareholder resolves (i) to issue one hundred and thirteen thousand nine hundred and seventy-eight (113,978) shares all in registered form, having a par value of one euro (EUR 1.-) each and having the same rights and obligations attached to them as the existing shares and (ii) to accept and record the following subscription to and full payment of the share capital increase as follows:

SUBSCRIPTION - PAYMENT

The sole shareholder hereby declares that it subscribes for the one hundred and thirteen thousand nine hundred and seventy-eight (113,978) shares newly issued by the Company, all in registered form, having a par value of one euro (EUR 1.-) each and that he fully pays up such shares a contribution in cash in an aggregate amount of one hundred and thirteen thousand nine hundred and sevnety-eight Euros and seventy-six cents (EUR 113,978.76), being the Euro equivalent of one hundred forty four thousand nine hundred twenty-four United States Dollars (USD 144,924.-), which is evidenced to the notary by a blocking certificate and which shall be allocated as follows:

-	an amount of one hundred and thirteen thousand nine hundred and seventy-eight Euros (EUR 113,978) shall be allocated to the nominal share capital account of the Company, and

-	an amount of seventy-six Eurocents (EUR 0.76) shall be allocated to Company’s share premium account.

THIRD RESOLUTION

As a consequence of the foregoing resolutions, the sole shareholder resolves to amend article 5.1. of the articles of association of the Company so that it shall henceforth read as follows:

“5.1.

The share capital is set at one billion one hundred eighty-four million seven hundred ninety-three thousand seven hundred sixty-seven Euros (EUR 1,184,793,767), represented by one billion one hundred eighty-four million seven hundred ninety- three thousand seven hundred sixty-seven (1,184,793,767)

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shares in registered form, having a par value of one euro (EUR 1.-) each, all subscribed and fully paid-up.”

FOURTH RESOLUTION

The sole shareholder resolves to amend the register of shareholders of the Company in order to reflect the above changes and empowers and authorizes any manager of the Company and any employee of ATC Corporate Services (Luxembourg) S.A, acting individually, to proceed on behalf of the Company to the registration of the newly issued shares in the register of shareholders of the Company.

ESTIMATE OF COSTS

The expenses, costs, remunerations and charges in any form whatsoever, which shall be borne by the Company as a result of the present deed are estimated to be approximately three thousand euro.

The undersigned notary who understands and speaks English, states herewith that on request of the above appearing party, the present deed is worded in English, followed by a French version, at the request of the same appearing party, in case of discrepancies between the English and the French texts, the English version shall prevail.

Whereof the present notarial deed is drawn in Luxembourg, on the year and day first above written.

The document having been read to the proxy holder of the appearing party, the proxy holder of the appearing party signed together with us, the notary, the present original deed.

SUIT LA TRADUCTION FRANÇAISE DU TEXTE QUI PRÉCÈDE:

L’an deux mille dix, le dix-neuvième jour de septembre.

Par-devant Nous, Maître Joseph Elvinger, notaire de résidence à

Luxembourg, Grand-Duché de Luxembourg.

A COMPARU:

FR Horizon Holding S.à r.l., une société à responsabilité limitée, organisée sous les lois du Grand-Duché de Luxembourg, ayant son siège social 13-15, avenue de la Liberté, Ļ-1931 Luxembourg, Grand-Duché de Luxembourg, immatriculée au Registre Luxembourgeois du Commerce et des Sociétés sous le numéro B 138.941 et ayant un capital social de 1.205.557.623 euros,

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ici représentée par Frédéric Franckx, juriste, avec adresse professionnelle à Luxembourg, 18-20, rue Edward Steichen, L-2540 Luxembourg, en vertu d’une procuration donnée sous seing privé.

Ladite procuration, après avoir été signée « ne varietur » par la mandataire de la partie comparante et le notaire instrumentant, restera annexée au présent acte pour les formalités de I’enregistrement.

La partie comparante, représentée comme indiqué ci-dessus, a requis le notaire instrumentant d’acter ce qui suit:

FR Horizon Topco S.à r.l., est I’associé unique de 6922767 Holding S.à r.l., une société a responsabilité limitée (la Société), constitutée suivant un acte de Maître Joseph Elvinger, notaire de résidence à Luxembourg, Grand-Duché de Luxembourg, du 20 février 2008 publié au Mémorial C, Recueil des Sociétés et Associations n° 809 daté du 3 avril 2008. Les statuts de la Société (les Statuts) ont été modifiés pour la dernière fois suivant un acte de Maître Carlo Wersandt, notaire de résidence à Luxembourg, Grand-Duché de Luxembourg, agissant en remplacement de Maître Henri Hellinckx, notaire de résidence à Luxembourg, Gand-Duché de Luxembourg, du 4 août 2010, publié au Mémorial C, Recueil des Sociétés et Associations n°1783 du 15 septembre 2009. Les Statuts n’ont plus été modifiés depuis.

I.	L’ordre du jour de I’assemblée est le suivant :

1.	Augmentation du capital social souscrit de la Société d’un montant égal à l’équivalent en euros de cent quarante quatre mille neuf cents vingt-quatre dollars américains (USD 144.924.-) par l’émission de nouvelles parts sociales ayant une valeur nominale d’un euro (EUR 1,-) chacune, toutes sous forme nominative et ayant les mêmes droits et obligations que les parts sociales existantes, étant entendu que le montant versé sera converti en Euros et arrondi au nombre entier afin de permettre à la Société d’émettre des parts sociales entières ayant une valeur nominale d’un euro (EUR 1,-) chacune et que tout montant versé en excédant sera affecté au compte prime d’émission de la Société.

2.	Souscription à l’augmentation du capital social spécifiée au point (1.) ci-dessus et paiement de la contrepartie de I’augmentation de capital par voie d’apport en numéraire ;

3.	Modification subséquente de I’article 5.1. des statuts de la Société afin de refléter l‘augmentation du capital social adoptée au point (1.) ci-dessus.

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4.	Modification du registre des associés de la Société afin de refléter les modifications ci-dessus avec pouvoir et autorité à tout gérant de la Société et à tout employé de ATC RCS Corporate Services (Luxembourg) S.A., agissant individuellement, pour procéder pour le compte de la Société à I’inscription des parts sociales nouvellement émises dans le registre des associés de la Société ; et

5.	Divers.

III.	L’associé unique a pris les résolutions suivantes :

PREMIERE RESOLUTION

L’associé unique décide d’augmenter le capital social de la Société d’un montant de cent treize mille neuf cent soixante-dix-huit euros (EUR 113,978), étant I’équivalent en euros de cent quarante quatre mille neuf cents vingt-quatre dollars américains (USD 144.924.-) de sorte de le porter de son montant actuel de un milliard cent quatre-vingt-quatre millions six cent soixante-dix neuf mille sept cent quatre-vingt-neuf euros (EUR 1.184.679.789,-), représenté par un milliard cent quatre-vingt-quatre millions six cent soixante-dix neuf mille sept cent quatre-vingt-neuf (1.184.679.789) parts sociales à un milliard cent quatre-vingt-quatre million sept cent quatre-vingt-treize mille sept cent soixante-sept euros (EUR 1.184.793.767) , représenté par un milliard cent quatre-vingt-quatre million sept cent quatre-vingt-treize mille sept cent soixante-sept (1.184.793.767) parts sociales, par I’émission de cent treize mille neuf cent soixante-dix-huit (113.978) nouvelles parts sociales ayant une valeur nominale d’un euro (EUR 1,-) chacune, toutes sous forme nominative et ayant les mêmes droits et obligations que les parts sociales existantes.

DEUXIEME RESOLUTION

L’associé unique décide d’émettre (i) cent treize mille neuf cent soixante-dix-huit (113.978) parts sociales toutes sous forme nominative, ayant une valeur d’un euro (EUR 1,-) chacune et ayant les mêmes droits et obligations que les parts sociales existantes et (ii) d’accepter et d’enregistrer la souscription suivante et la libération intégrale de I’augmentation de capital social comme suit :

SOUSCRIPTION - LIBERATION

L’associé unique déclare par les présentes souscrire aux cent treize mille neuf cent soixante-dix-huit (113.978) parts sociales nouvellement émises par la Société, toutes sous forme nominative, ayant une valeur nominale d’un euro (EUR 1,-) chacune et de les payer intégralement par une contribution en espèces d’un montant total de cent treize mille neuf cent soixante-dix-huit euros et soixante-seize eurocents (EUR 113.978,76), soit I’équivalent en euros de cent quarante quatre mille neuf cents vingt-quatre

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dollars américains (USD 144.924.-), documenté au notaire par un certificat de blocage et qui sera affecté comme suit :

-	un montant de cent treize mille neuf cent soixante-dix-huit euros (EUR 113,978) sera affecté au compte nominal de capital social de la Société, et

-	un montant de soixante-seize eurocents (EUR 0,76) sera affecté au compte de prime d’émission de la Société.

TROISIEME RESOLUTION

En conséquence des résolutions précédentes, I’associé unique décide de modifier I’article 5.1. des statuts de la Société, de sorte qu’il aura désormais la teneur suivante :

« 5.1. Le capital social est fixé à un milliard cent quatre-vingt-quatre million sept cent quatre-vingt-treize mille sept cent soixante-sept euros (EUR 1.184.793.767), représenté par un milliard cent quatre-vingt-quatre million sept cent quatre-vingt-treize mille sept cent soixante-sept (1.184.793.767) parts sociales sous forme nominative, ayant une valeur nominale d’un euro (EUR 1.-) chacune, toutes souscrites et entièrement libérées.»

QUATRIEME RESOLUTION

L’associé unique décide de modifier le registre des associés de la Société afin de refléter les modifications ci-dessus et donne pouvoir et autorité à tout gérant de la Société et à tout employé de ATC RCS Corporate Services (Luxembourg) S.A., agissant individuellement, pour procéder pour le compte de la Société à I’inscription des parts sociales nouvellement émises dans le registre des associés de la Société.

ESTIMATION DES FRAIS

Les dépenses, frais, rémunérations et charges, de toute forme, qui incombent à la Société à la suite du présent acte sont estimés à trois mille euros.

Le notaire soussigné qui comprend et parle anglais, déclare qu’à la demande de la partie comparante, le présent acte est rédigé en langue anglaise, suivi d’une version française, à la requête de la même partie comparante, en cas de divergence entre le texte anglais et le texte français, la version anglaise fera foi.

Dont acte, fait et passé, date qu’en tête des présentes, à Luxembourg. Et après lecture faite au mandataire de la partie comparante, ledit mandataire a signé ensemble avec le notaire le présent acte en original.

«6922767 Holding S.à r.l.»

Société à responsabilité limitée

L-1931 Luxembourg

13-15 Avenue de la Liberté

Capital social: 1.184.679.789.- EUR

R.C.S. Luxembourg, section B numéro 136.792

Constitutée suivant acte reçu par Maître Joseph ELVINGER, notaire de résidence à Luxembourg, en date du 20 février 2008, publié au Mémorial Recueil des Sociétés et Associations C numéro 209 du 3 avril 2008.

Les statuts ont été modifiés en dernier lieu suivant acte reçu par Maître Henri HELLINCKX, notaire de résidence à Luxembourg, en date du 4 août 2009, publié au Mémorial Recueil des Sociétés et Associations.

STATUTS COORDONNES

Au 4 août 2009

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I. Name - Registered office - Object - Duration

Art. 1. Name. The name of the company is “6922767 HOLDING S.à r.l.” (the Company). The Company is a private limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg and, in particular, the law of August 10, 1915, on commercial companies, as amended (the Law), and these articles of incorporation (the Articles).

Art. 2. Registered office.

2.1. The registered office of the Company is established in Luxembourg, Grand Duchy of Luxembourg. It may be transferred within the municipality by a resolution of the board of managers (the Board). The registered office may be transferred to any other place in the Grand Duchy of Luxembourg by a resolution of the shareholders, acting in accordance with the conditions prescribed for the amendment of the Articles.

2.2. Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the Board. Where the Board determines that extraordinary political or military developments or events have occurred or are imminent and that these developments or events may interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these circumstances. Such temporary measures have no effect on the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, remains a Luxembourg incorporated company.

Art. 3. Corporate object.

3.1. The purpose of the Company is the acquisition of participations, in Luxembourg or abroad, in any companies or enterprises in any form whatsoever and the management of such participations. The Company may in particular acquire by subscription, purchase and exchange or in any other manner any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and more generally, any securities and financial instruments issued by any public or private entity. It may participate in the creation, development, management and control of any company or enterprise. It may further invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin.

3.2. The Company may borrow in any form, except by way of public offer. It may issue, by way of private placement only, notes, bonds and any kind of debt and equity securities. The Company may lend funds including, without limitation, the proceeds of any borrowings, to its subsidiaries, affiliated companies and any other companies. The Company may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over all or some of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person. For the avoidance of doubt, the Company may not carry out any regulated activities of the financial sector without having obtained the required authorisation.

3.3. The Company may use any techniques and instruments to efficiently manage its investments and to protect itself against credit risks, currency exchange exposure, interest rate risks and other risks.

3.4. The Company may carry out any commercial, financial or industrial operations and any transactions with respect to real estate or movable property which, directly or indirectly, favour or relate to its corporate object.

Art. 4. Duration.

4.1. The Company is formed for an unlimited duration.

4.2. The Company is not dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or several shareholders.

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II. Capital - Shares

Art. 5. Capital.

5.1. The share capital is set at one billion one hundred eighty-four million six hundred seventy-nine thousand seven hundred eighty-nine euro (EUR 1,184,679,789.-), represented by one billion one hundred eighty-four million six hundred seventy-nine thousand seven hundred eighty-nine (1,184,679,789) shares in registered form, having a par value of one euro (EUR 1.-) each, all subscribed and fully paid-up.

5.2. The share capital may be increased or decreased in one or several times by a resolution of the shareholders, acting in accordance with the conditions prescribed for the amendment of the Articles.

Art. 6. Shares.

6.1. The shares are indivisible and the Company recognises only one (1) owner per share.

6.2. Shares are freely transferable among shareholders.

Where the Company has a sole shareholder, shares are freely transferable to third parties.

Where the Company has more than one shareholder, the transfer of shares (inter vivos) to third parties is subject to the prior approval of the shareholders representing at least three-quarters (3/4) of the share capital.

The transfer of shares by reason of death to third parties must be approved by the shareholders representing three-quarters (3/4) of the rights owned by the survivors.

A share transfer is only binding upon the Company or third parties following a notification to, or acceptance by, the Company in accordance with article 1690 of the Civil Code.

6.3. A register of shareholders is kept at the registered office and may be examined by each shareholder upon request.

6.4. The Company may redeem its own shares provided that the Company has sufficient distributable reserves for that purpose or if the redemption results from a reduction of the Company’s share capital.

III. Management - Representation

Art. 7. Appointment and removal of managers.

7.1. The Company is managed by one or more managers appointed by a resolution of the shareholders, which sets the term of their office. The managers need not be shareholders.

7.2. The managers may be removed at any time (with or without cause) by a resolution of the shareholders.

Art. 8. Board of managers. If several managers are appointed, they constitute the board of managers (the Board) composed of class A managers and class B managers.

8.1. Powers of the board of managers

(i) All powers not expressly reserved to the shareholder(s) by the Law or the Articles fall within the competence of the Board, who has all powers to carry out and approve all acts and operations consistent with the corporate object.

(ii) Special and limited powers may be delegated for specific matters to one or more agents by the Board.

8.2. Procedure

(i) The Board meets upon the request of any two (2) managers, at the place indicated in the convening notice which, in principle, is in Luxembourg.

(ii) Written notice of any meeting of the Board is given to all managers at least twenty-four (24) hours in advance, except in case of emergency, the nature and circumstances of which are set forth in the notice of the meeting.

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(iii) No notice is required if all members of the Board are present or represented and if they state to have full knowledge of the agenda of the meeting. Notice of a meeting may also be waived by a manager, either before or after a meeting. Separate written notices are not required for meetings that are held at times and places indicated in a schedule previously adopted by the Board.

(iv) A manager may grant a power of attorney to another manager in order to be represented at any meeting of the Board.

(v) The Board can validly deliberate and act only if a majority of its members is present or represented and at least one class A manager and one class B manager is present or represented. Resolutions of the Board are validly taken by a majority of the votes cast provided that at least one class A manager approves the resolution. The resolutions of the Board are recorded in minutes signed by the chairman of the meeting or, if no chairman has been appointed, by all the managers present or represented.

(vi) Any manager may participate in any meeting of the Board by telephone or video conference or by any other means of communication allowing all the persons taking part in the meeting to identify, hear and speak to each other. The participation by these means is deemed equivalent to a participation in person at a meeting duly convened and held.

(vii) Circular resolutions signed by all the managers (the Managers Circular Resolutions), are valid and binding as if passed at a Board meeting duly convened and held and bear the date of the last signature.

8.3. Representation

(i) The Company is bound towards third parties in all matters by the joint signatures of one class A manager and one class B manager,

(ii) The Company is also bound towards third parties by the signature of any persons to whom special powers have been delegated.

Art 9. Sole manager.

9.1. If the Company is managed by a sole manager, any reference in the Articles to the Board or the managers is to be read as a reference to such sole manager, as appropriate.

9.2. The Company is bound towards third parties by the signature of the sole manager.

9.3. The Company is also bound towards third parties by the signature of any persons to whom special powers have been delegated.

Art. 10. Liability of the managers.

10.1. The managers may not, by reason of their mandate, be held personally liable for any commitments validly made by them in the name of the Company, provided such commitments comply with the Articles and the Law.

IV. Shareholder(s)

Art. 11. General meetings of shareholders and shareholders circular resolutions.

11.1. Powers and voting rights

(i) Resolutions of the shareholders are adopted at a general meeting of shareholders (the General Meeting) or by way of circular resolutions (the Shareholders Circular Resolutions) in case the number of shareholders of the Company is less or equal to twenty-five.

(ii) Where resolutions are to be adopted by way of Shareholders Circular Resolutions, the text of the resolutions is sent to all the shareholders, in accordance with the Articles. Shareholders Circular Resolutions signed by all the shareholders are valid and binding as if passed at a General Meeting duly convened and held and bear the date of the last signature.

(iii) Each share entitles to one (1) vote.

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11.2. Notices, quorum, majority and voting procedures

(i) The shareholders are convened to General Meetings or consulted in writing at the initiative of any manager or shareholders representing more than one-half (1/2) of the share capital.

(ii) Written notice of any General Meeting is given to all shareholders at least eight (8) calendar days in advance of the date of the meeting, except in case of emergency, the nature and circumstances of which are set forth in the notice of the meeting.

(iii) General Meetings are held at such place and time specified in the notices.

(iv) If all the shareholders are present or represented and consider themselves as duly convened and informed of the agenda of the meeting, the General Meeting may be held without prior notice.

(v) A shareholder may grant a written power of attorney to another person, whether or not a shareholder, in order to be represented at any General Meeting.

(vi) Resolutions to be adopted at General Meetings or by way of Shareholders Circular Resolutions are passed by shareholders owning more than one-half (1/2) of the share capital. If this majority is not reached at the first General Meeting or first written consultation, the shareholders are convened by registered letter to a second General Meeting or consulted a second time and the resolutions are adopted at the General Meeting or by Shareholders Circular Resolutions by a majority of the votes cast, regardless of the proportion of the share capital represented.

(vii) The Articles are amended with the consent of a majority (in number) of shareholders owning at least three-quarters (3/4) of the share capital.

(viii) Any change in the nationality of the Company and any increase of a shareholder’s commitment in the Company require the unanimous consent of the shareholders.

Art. 12. Sole shareholder.

12.1. Where the number of shareholders is reduced to one (1), the sole shareholder exercises all powers conferred by the Law to the General Meeting.

12.2. Any reference in the Articles to the shareholders and the General Meeting or to Shareholders Circular Resolutions is to be read as a reference to such sole shareholder or the resolutions of the latter, as appropriate.

12.3. The resolutions of the sole shareholder are recorded in minutes or drawn up in writing.

V. Annual accounts - Allocation of profits - Supervision

Art. 13. Financial year and approval of annual accounts.

13.1. The financial year begins on the first (1) of May of each year and ends on the thirty (30) of April of the following year.

13.2. Each year, the Board prepares the balance sheet and the profit and loss account, as well as an inventory indicating the value of the Company’s assets and liabilities, with an annex summarising the Company’s commitments and the debts of the manager(s) and shareholders towards the Company.

13.3. Each shareholder may inspect the inventory and the balance sheet at the registered office.

13.4. The balance sheet and profit and loss account are approved at the annual General Meeting or by way of Shareholders Circular Resolutions within six (6) months from the closing of the financial year.

13.5. In case the number of shareholders of the Company exceeds twenty-five (25), the annual General Meeting shall be held each year on the the first Tuesday of June each year at 3.00 pm at the registered office of the Company, and if such day is not a day on which banks are opened for general business in the city of Luxembourg (i.e. a Business Day), on the next following Business Day at the same time and place.

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Art. 14. Commissaire aux comptes - Réviseurs d’entreprises.

14.1. In case the number of shareholders of the Company exceeds twenty-five (25), the supervision of the Company shall be entrusted to one or more statutory auditor(s) (commissaire(s) aux comptes), who may or may not be shareholders.

14.1. The operations of the Company are supervised by one or several réviseurs d’entreprises, when so required by law.

14.2. The shareholders appoint the commissaires aux comptes, if any and réviseurs d’entreprises, if any and determine their number, remuneration and the term of their office, which may not exceed six (6) years. The commissaires aux comptes and the réviseurs d’entreprises may be re-appointed.

Art. 15. Allocation of profits.

15.1. From the annual net profits of the Company, five per cent (5%) is allocated to the reserve required by Law. This allocation ceases to be required when the legal reserve reaches an amount equal to ten per cent (10%) of the share capital.

15.2. The shareholders determine how the balance of the annual net profits is disposed of. It may allocate such balance to the payment of a dividend, transfer such balance to a reserve account or carry it forward.

15.3. Interim dividends maybe distributed, at any time, under the following conditions:

(i) interim accounts are drawn up by the Board;

(ii) these interim accounts show that sufficient profits and other reserves (including share premium) are available for distribution; it being understood that the amount to be distributed may not exceed profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by carried forward profits and distributable reserves, and decreased by carried forward losses and sums to be allocated to the legal reserve;

(iii) the decision to distribute interim dividends must be taken by the shareholders within two (2) months from the date of the interim accounts;

(iv) the rights of the creditors of the Company are not threatened, taking into account the assets of the Company; and

(v) where the interim dividends paid exceed the distributable profits at the end of the financial year, the shareholders must refund the excess, to the Company.

VI. Dissolution - Liquidation

16.1. The Company may be dissolved at any time, by a resolution of the shareholders, adopted by one-half (1/2) of the shareholders holding three-quarters (3/4) of the share capital. The shareholders appoint one or several liquidators, who need not be shareholders, to carry out the liquidation and determine their number, powers and remuneration. Unless otherwise decided by the shareholders, the liquidators have the broadest powers to realise the assets and pay the liabilities of the Company.

16.2. The surplus after the realisation of the assets and the payment of the liabilities is distributed to the shareholders in proportion to the shares held by each of them.

VII. General provisions

17.1. Notices and communications are made or waived and the Managers Circular Resolutions as well as the Shareholders Circular Resolutions are evidenced in writing, by telegram, telefax, e-mail or any other means of electronic communication.

17.2. Powers of attorney are granted by any of the means described above. Powers of attorney in connection with Board meetings may also be granted by a manager in accordance with such conditions as may be accepted by the Board.

17.3. Signatures may be in handwritten or electronic form, provided they fulfil all legal requirements to be deemed equivalent to handwritten signatures. Signatures of the Managers

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Circular Resolutions or the Shareholders Circular Resolutions, as the case may be, are affixed on one original or on several counterparts of the same document, all of which taken together constitute one and the same document.

17.4. All matters not expressly governed by the Articles are determined in accordance with the Law and, subject to any non waivable provisions of the law, any agreement entered into by the shareholders from time to time.

Suit la traduction française du texte qui précède:

I. Dénomination - Siège social - Objet - Durée

Art. 1er. Dénomination. Le nom de la société est «6922767 HOLDING S.à r.l.» (la Société). La Société est une société à responsabilité limitée régie par les lois du Grand-Duché de Luxembourg, et en particulier par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la Loi), ainsi que par les présents statuts (les Statuts).

Art. 2. Siège social.

2.1 Le siège social de la Société est établi à Luxembourg, Grand-Duché de Luxembourg. II peut être transféré dans la commune par décision du conseil de gérance (le Conseil). Le siège social peut être transféré en tout autre endroit du Grand-Duché de Luxembourg par une résolution des associés, selon les modalités requises pour la modification des Statuts.

2.2 II peut être créé des succursales, filiales ou autres bureaux tant au Grand-Duché de Luxembourg qu’à I’étranger par décision du Conseil. Lorsque le Conseil estime que des développements ou événements extraordinaires d’ordre politique ou militaire se sont produits ou sont imminents, et que ces développements ou évènements sont de nature compromettre les activités normales de la Société à son siège social, ou la communication aisée entre le siège social et I’étranger, le siège social peut être transféré provisoirement à I’étranger, jusqu’à cessation complète de ces circonstances. Ces mesures provisoires n’ont aucun effet sur la nationalité de la Société qui, nonobstant le transfert provisoire de son siège social, reste une société luxembourgeoise.

Art. 3. Objet social.

3.1. L’objet de la Société est la prise de participations, tant au Luxembourg qu’à I’étranger, dans toutes sociétés ou entreprises sous quelque forme que ce soit, et la gestion de ces participations. La Société peut notamment acquérir par souscription, achat et échange ou de toute autre manière tous titres, actions et autres valeurs de participation, obligations, créances, certificats de dépôt et autres instruments de dette, et plus généralement, toutes valeurs et instruments financiers émis par toute entité publique ou privée. Elle peut participer à la création, au développement, à la gestion et au contrôle de toute société ou entreprise. Elle peut en outre investir dans I’acquisition et la gestion d’un portefeuille de brevets ou d’autres droits de propriété intellectuelle de quelque nature ou origine que ce soit.

3.2. La Société peut emprunter sous quelque forme que ce soit, sauf par voie d’offre publique. Elle peut procéder, uniquement par voie de placement privé, à I’émission de billets à ordre, d’obligations et de titres et instruments de toute autre nature. La Société peut prêter des fonds, y compris notamment, les revenus de tous emprunts, à ses filiales, sociétés affiliées ainsi qu’à toutes autres sociétés. La Société peut également consentir des garanties et nantir, céder, grever de charges ou autrement créer et accorder des sûretés sur toute ou partie de ses actifs afin de garantir ses propres obligations et celles de toute autre société et, de manière générale, en sa faveur et en faveur de toute autre société ou personne. En tout état de cause, la Société ne peut effectuer aucune activité réglementée du secteur financier sans avoir obtenu I’autorisation requise.

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3.3. La Société peut employer toutes les techniques et instruments nécessaires à une gestion efficace de ses investissements et à sa protection contre les risques de crédit, les fluctuations monétaires, les fluctuations de taux d’intérêt autres risques.

3.4. La Société peut effectuer toutes les opérations commerciales, financières ou industrielles et toutes les transactions concernant des biens immobiliers ou mobiliers qui, directement ou indirectement, favorisent ou se rapportent à son objet social.

Art. 4. Durée.

4.1. La Société est formée pour une durée indéterminée.

4.2. La Société n’est pas dissoute en raison de la mort, de la suspension des droits civils, de I’incapacité, de I’insolvabilité, de la faillite ou de tout autre évènement similaire affectant un ou plusieurs associés.

II. Capital - Parts sociales

Art. 5. Capital.

5.1. Le capital social est fixé à un milliard cent quatre-vingt quatre millions six cent soixante-dix neuf mille sept cent quatre-vingt neuf euros (EUR 1.184.679.789,-) représenté par un milliard cent quatre-vingt quatre millions six cent soixante-dix neuf mille sept cent quatre-vingt neuf (1.184.679.789) parts sociales sous forme nominative, ayant une valeur nominale d’un euro (EUR 1) chacune, toutes souscrites et entièrement libérées.

5.2. Le capital social peut être augmenté ou réduit à une ou plusieurs reprises par une résolution des associés, adoptée selon les modalités requises pour la modification des Statuts.

Art. 6. Parts sociales.

6.1. Les parts sociales sont indivisibles et la Société ne reconnaît qu’un (1) seul propriétaire par part sociale.

6.2. Les parts sociales sont librement cessibles entre associés.

Lorsque la Société a un associé unique, les parts sociales sont librement cessibles aux tiers.

Lorsque la Société a plus d’un associé, la cession des parts sociales (inter vivos) à des tiers est soumise à I’accord préalable des associés représentant au moins les trois-quarts (3/4) du capital social.

La cession de parts sociales à un tiers par suite du décès doit être approuvée par les associés représentant les trois-quarts (3/4) des droits détenus par les survivants.

Une cession de parts sociales n’est opposable à l’égard de la Société ou des tiers, qu’après avoir été notifiée à la Société ou acceptée par celle-ci conformément à l’article 1690 du Code Civil.

6.3. Un registre des associés est tenu au siège social et peut être consulté à la demande de chaque associé.

6.4. La Société peut racheter ses propres parts sociales à condition que la Société ait des réserves distribuables suffisantes à cet effet ou que le rachat résulte de la réduction du capital social de la Société.

III. Gestion - Représentation

Art. 7. Nomination et révocation des gérants.

7.1. La Société est gérée par un ou plusieurs gérants nommés par une résolution des associés, qui fixe la durée de leur mandat. Les gérants ne doivent pas être associés.

7.2. Les gérants sont révocables à tout moment (avec ou sans raison) par une décision des associés.

Art. 8. Conseil de gérance. Si plusieurs gérants sont nommés, ils constituent le conseil de gérance (le Conseil) composé de gérants de classe A et de gérant de classe B.

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8.1. Pouvoirs du conseil de gérance

(i) Tous les pouvoirs non expressément réservés par la Loi ou les Statuts à ou aux associés sont de la compétence du Conseil, qui a tous les pouvoirs pour effectuer et approuver tous les actes et opérations conformes à I’objet social.

(ii) Des pouvoirs spéciaux et limités peuvent être délégués par le Conseil à un ou plusieurs agents pour des tâches spécifiques.

8.2. Procédure

(i) Le Conseil se réunit sur convocation d’au moins deux (2) gérants au lieu indiqué dans I’avis de convocation, qui en principe, est au Luxembourg.

(ii) II est donné à tous les gérants une convocation écrite de toute réunion du Conseil au moins vingt-quatre (24) heures à I’avance, sauf en cas d’urgence, auquel cas la nature et les circonstances de cette urgence sont mentionnées dans la convocation à la réunion.

(iii) Aucune convocation n’est requise si tous les membres du Conseil sont présents ou représentés et s’ils déclarent avoir parfaitement eu connaissance de I’ordre du jour de la réunion. Un gérant peut également renoncer à la convocation à une réunion, que ce soit avant ou après ladite réunion. Des convocations écrites séparées ne sont pas exigées pour des réunions se tenant dans des lieux et à des heures fixés dans un calendrier préalablement adopté par le Conseil.

(iv) Un gérant peut donner une procuration à un autre gérant afin de le représenter à toute réunion du Conseil.

(v) Le Conseil ne peut délibérer et agir valablement que si la majorité de ses membres sont présents ou représentés et au moins un gérant de classe A et un gérant de classe B sont présents ou représentés. Les décisions du Conseil sont valablement adoptées à la majorité des voix exprimées à condition qu’au moins un gérant de classe A ait approuvé la décision. Les décisions du Conseil sont consignées dans des procès-verbaux signés par le président de la réunion ou, si aucun président n’a été nommé, par tous les gérants présents ou représentés.

(vi) Tout gérant peut participer à toute réunion du Conseil par téléphone ou visioconférence ou par tout autre moyen de communication permettant a I’ensemble des personnes participant à la réunion de s’identifier, de s’entendre et de se parler. La participation par un de ces moyens équivaut à une participation en personne a une réunion valablement convoquée et tenue.

(vii) Des résolutions circulaires signées par tous les gérants (les Résolutions Circulaires des Gérants) sont valables et engagent la Société comme si elles avaient été adoptées lors d’une réunion du Conseil valablement convoquée et tenue et portent la date de la dernière signature.

8.3. Représentation

(i) La Société est engagée vis-à-vis des tiers en toutes circonstances par les signatures conjointes d’un gérant de classe A et d’un gérant de classe B.

(ii) La Société est également engagée vis-à-vis des tiers par la signature de toutes personnes à qui des pouvoirs spéciaux ont été délégués.

Art. 9. Gérant unique.

9.1. Si la Société est gérée par un gérant unique, toute référence dans les Statuts au Conseil ou aux gérants doit être considérée, le cas échéant, comme une référence au gérant unique.

9.2. La Société est engagée vis-à-vis des tiers par la signature du gérant unique.

9.3. La Société est également engagée vis-à-vis des tiers par la signature de toutes personnes à qui des pouvoirs spéciaux ont été délégués.

Art. 10. Responsabilité des gérants.

10.1. Les gérants ne contractent, à raison de leur fonction, aucune obligation personnelle concernant les engagements régulièrement pris par eux au nom de la Société, dans la mesure où ces engagements sont conformes aux Statuts et à la Loi.

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IV. Associé(s)

Art. 11. Assemblées générales des associés et résolutions circulaires des associés.

11.1. Pouvoirs et droits de vote

(i) Les résolutions des associés sont adoptées en assemblée générale des associés (I’Assemblée Générale) ou par voie de résolutions circulaires (les Résolutions Circulaires des Associés).

(ii) Dans le cas où les résolutions sont adoptées par Résolutions Circulaires des Associés, le texte des résolutions est communiqué à tous les associés, conformément aux Statuts. Les Résolutions Circulaires des Associés signées par tous les associés sont valables et engagent la Société comme si elles avaient été adoptées lors d’une Assemblée Générale valablement convoquée et tenue et portent la date de la dernière signature.

(iii) Chaque part sociale donne droit à un (1) vote.

11.2. Convocations, quorum, majorité et procédure de vote

(i) Les associés sont convoqués aux Assemblées Générales ou consultés par écrit à I’initiative de tout gérant ou des associés représentant plus de la moitié (1/2) du capital social.

(ii) Une convocation écrite à toute Assemblée Générale est donnée à tous les associés au moins huit (8) jours avant la date de I’assemblée, sauf en cas d’urgence, auquel cas, la nature et les circonstances de cette urgence sont précisées dans la convocation à ladite assemblée.

(iii) Les Assemblées Générales seront tenues au lieu et heure précisés dans les convocations.

(iv) Si tous les associés sont présents ou représentés et se considérent comme ayant été valablement convoqués et informés de I’ordre du jour de I’assemblée, I’Assemblée Générale peut se tenir sans convocation préalable.

(v) Un associé peut donner une procuration écrite à toute autre personne, associé ou non, afin de le représenter à toute Assemblée Générale.

(vi) Les décisions à adopter par I’Assemblée Générale ou par Résolutions Circulaires des Associés sont adoptées par des associés détenant plus de la moitié (1/2) du capital social. Si cette majorité n’est pas atteinte à la première Assemblée Générale ou première consultation écrite, les associés sont convoqués par lettre recommandée à une seconde Assemblée Générale ou consultés une seconde fois, et les décisions sont adoptées par I’Assemblée Générale ou par Résolutions Circulaires des Associés à la majorité des voix exprimées, sans tenir compte de la proportion du capital social représenté.

(vii) Les Statuts sont modifiés avec le consentement de la majorité (en nombre) des associés détenant au moins les trois-quarts (3/4) du capital social.

(viii) Tout changement de nationalité de la Société ainsi que toute augmentation de I’engagement d’un associé dans la Société exige le consentement unanime des associés.

Art. 12. Associé unique.

12.1. Dans le cas oú le nombre des associés est réduit à un (1), I’associé unique exerce tous les pouvoirs conférés par la Loi à I’Assemblée Générale.

12.2. Toute référence dans les Statuts aux associés et à I’Assemblée Générale ou aux Résolutions Circulaires des Associés doit être considérée, le cas échéant, comme une référence à I’associé unique ou aux résolutions de ce dernier.

12.3. Les résolutions de I’associé unique sont consignées dans des procés-verbaux ou rédigées par écrit

V. Comptes annuels - Affectation des bénéfices - Contrôle

Art. 13. Exercice social et approbation des comptes annuels.

13.1. L’exercice social commence le premier (1) mai de chaque année et se termine le trente (30) avril de I’année suivante.

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13.2. Chaque année, le Conseil dresse le bilan et le compte de profits et pertes, ainsi qu’un inventaire indiquant la valeur des actifs et passifs de la Société, avec une annexe résumant les engagements de la Société ainsi que les dettes du ou des gérants et des associés envers la Société.

13.3. Tout associé peut prendre connaissance de I’inventaire et du bilan au siège social.

13.4. Le bilan et le compte de profits et pertes sont approuvés par I’Assemblée Générale annuelle ou par Résolutions Circulaires des Associés dans les six (6) mois de la clôture de I’exercice social.

13.5. Lorsque le nombre d’associés de la Société excéde vingt-cinq (25) associés, I’Assemblée Générale annuelle doit se tenir chaque année le premier mardi du mois de juin à 15 heures au siége social de la Société, et si ce jour n’est pas un jour ouvrable pour les banques à Luxembourg (un Jour Ouvrable), le Jour Ouvrable suivant à la même heure et au même lieu.

Art. 14. Réviseurs d’entreprises.

14.1. Lorsque le nombre d’associés de la Société excéde vingt-cinq (25) associés, les opérations de la Société sont contrôlées par un ou plusieurs commissaire(s) aux comptes, qui peuvent être associés ou non.

14.2. Les opérations de la Société seront supervisées par un ou plusieurs réviseurs d’entreprise, dans les cas prevus par la loi.

14.3. Les associés devront nommer le(s) commissaire(s) aux comptes/ réviseurs d’entreprise et déterminer leur nombre, leur rémunération et la durée de leur mandat, lequel ne pourra dépasser six (6) ans. Le(s) commissaire(s) aux comptes/ réviseur d’entreprise pourront être réélus.

Art. 15. Affectation des benefices.

15.1. Cinq pour cent (5%) des bénéfices nets annuels de la Société sont affectés à la réserve requise par la Loi. Cette affectation cesse d’être exigée quand la réserve légale atteint dix pour cent (10%) du capital social.

15.2. Les associés décident de I’affectation du solde des bénéfices nets annuels. Ils peuvent allouer ce bénéfice au paiement d’un dividende, I’affecter à un compte de réserve ou le reporter.

15.3. Des dividendes intérimaires peuvent être distribués, a tout moment, aux conditions suivantes:

(i) des comptes intérimaires sont établis par le Conseil;

(ii) ces comptes intérimaires montrent que des bénéfices et autres réserves (en ce compris la prime d’émission) suffisants sont disponibles pour une distribution;

étant entendu que le montant à distribuer ne peut excéder le montant des bénéfices réalisés depuis la fin du dernier exercice social dont les comptes annuels ont été approuvés, le cas échéant, augmenté des bénéfices reportés et des réserves distribuables, et réduit par les pertes reportées et les sommes à affecter à la réserve légale;

(iii) la décision de distribuer des dividendes intérimaires doit être adoptée par les associés dans les deux (2) mois suivant la date des comptes intérimaires;

(iv) les droits des créanciers de la Société ne sont pas menacés, compte tenu des actifs de la Société; et

(v) si les dividendes intérimaires qui ont été distribué excédent les bénéfices distribuables à la fin de I’exercice social, les associés doivent reverser I’excés a la Société.

VI. Dissolution - Liquidation

16.1. La Société peut être dissoute à tout moment, par une résolution des associés adoptée par la moitié (1/2) des associés détenant les trois-quarts (3/4) du capital social. Les associés nomment un ou plusieurs liquidateurs, qui n’ont pas besoin d’étre associés, pour réaliser la liquidation et déterminent leur nombre, pouvoirs et rémunération. Sauf décision contraire des

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associés, les liquidateurs sont investis des pouvoirs les plus étendus pour réaliser les actifs et payer les dettes de la Société.

16.2. Le boni de liquidation aprés la réalisation des actifs et le paiement des dettes est distribué aux associés proportionnellement aux parts sociales détenues par chacun d’entre eux.

VII. Dispositions générales

17.1. Les convocations et communications, respectivement les renonciations à celles-ci, sont faites, et les Résolutions Circulaires des Gérants ainsi que les Résolutions Circulaires des Associés sont établies par écrit, télégramme, téléfax, e-mail ou tout autre moyen de communication électronique.

17.2. Les procurations sont données par tout moyen mentionné ci-dessus. Les procurations relatives aux réunions du Conseil peuvent également être données par un gérant conformément aux conditions acceptées par le Conseil.

17.3. Les signatures peuvent être sous forme manuscrite ou électronique, à condition de satisfaire aux conditions légales pour être assimilées à des signatures manuscrites. Les signatures des Résolutions Circulaires des Gérants ou des Résolutions Circulaires des Associés, selon le cas, sont apposées sur un original ou sur plusieurs copies du même document, qui ensemble, constituent un seul et unique document.

17.4. Pour tous les points non expressément prévus par les Statuts, il est fait référence à la Loi et, sous réserve des dispositions légales d’ordre public, à tout accord conclu de temps à autre entre les associés.

POUR STATUTS COORDONNES Henri HELLINCKX Notaire à Luxembourg. Luxembourg, le 18 août 2009.

En cas de divergence entre le texte anglais et le texte français, le texte anglais fera foi.

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6922767 Holding S. à r.l.

Société à responsabilité limitée

Siège social: L-2763 Luxembourg

9, rue Sainte Zithe

R.C.S Luxembourg: B 136.792

STATUTS COORDONNES au 12 mai 2009

tels qu’ils résultent des actes suivants reçus par:

Maître Joseph ELVINGER, notaire de résidence à Luxembourg:

1)	le 20 février 2008 (constitution), publié au Mémorial C, numéro 809 du 3 avril 2008;

Maître Martine SCHAEFFER, notaire de résidence à Luxembourg:

2)	le 9 septembre 2008, publié au Mémorial C, numéro 2449 du 7 octobre 2008;

3)	le 12 mai 2009, non encore publié au Mémorial C.

4)	le 12 mai 2009, non encore publié au Mémorial C.

I. Name - Registered office - Object - Duration

Art. 1. Name. The name of the company is 6922767 HOLDING SARL (the Company). The Company is a private limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg and, in particular, the law of August 10, 1915, on commercial companies, as amended (the Law), and these articles of incorporation (the Articles).

Art. 2. Registered office.

2.1. The registered office of the Company is established in Luxembourg, Grand Duchy of Luxembourg. It may be transferred within the municipality by a resolution of the board of managers (the Board). The registered office may be transferred to any other place in the Grand Duchy of Luxembourg by a resolution of the shareholders, acting in accordance with the conditions prescribed for the amendment of the Articles.

2.2. Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the Board. Where the Board determines that extraordinary political or military developments or events have occurred or are imminent and that these developments or events may interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these circumstances. Such temporary measures have no effect on the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, remains a Luxembourg incorporated company.

Art. 3. Corporate object.

3.1. The purpose of the Company is the acquisition of participations, in Luxembourg or abroad, in any companies or enterprises in any form whatsoever and the management of such participations. The Company may in particular acquire by subscription, purchase and exchange or in any other manner any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and more generally, any securities and financial instruments issued by any public or private entity. It may participate in the creation, development, management and control of any company or enterprise. It may further invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin.

3.2. The Company may borrow in any form, except by way of public offer. It may issue, by way of private placement only, notes, bonds and any kind of debt and equity securities. The Company may lend funds including, without limitation, the proceeds of any borrowings, to its subsidiaries, affiliated companies and any other companies. The Company may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over all or some of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person. For the avoidance of doubt, the Company may not carry out any regulated activities of the financial sector without having obtained the required authorisation.

3.3. The Company may use any techniques and instruments to efficiently manage its investments and to protect itself against credit risks, currency exchange exposure, interest rate risks and other risks.

3.4. The Company may carry out any commercial, financial or industrial operations and any transactions with respect to real estate or movable property which, directly or indirectly, favour or relate to its corporate object.

Art. 4. Duration.

4.1. The Company is formed for an unlimited duration.

4.2. The Company is not dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or several shareholders.

II. Capital - Shares

Art. 5. Capital.

5.1. The share capital is set at one billion one hundred ninety million two hundred sixty-one thousand six hundred ninety-three Euros (EUR 1,190,261,693.-), represented by one billion one hundred ninety million two hundred sixty-one thousand six hundred ninety-three (1,190,261,693) shares in registered form, having a par value of one euro (EUR 1.-) each, all subscribed and fully paid-up.

5.2. The share capital may be increased or decreased in one or several times by a resolution of the shareholders, acting in accordance with the conditions prescribed for the amendment of the Articles.

Art. 6. Shares.

6.1. The shares are indivisible and the Company recognises only one (1) owner per share.

6.2. Shares are freely transferable among shareholders.

Where the Company has a sole shareholder, shares are freely transferable to third parties.

Where the Company has more than one shareholder, the transfer of shares (inter vivos) to third parties is subject to the prior approval of the shareholders representing at least three-quarters (3/4) of the share capital.

The transfer of shares by reason of death to third parties must be approved by the shareholders representing three-quarters (3/4) of the rights owned by the survivors.

A share transfer is only binding upon the Company or third parties following a notification to, or acceptance by, the Company in accordance with article 1690 of the Civil Code.

6.3. A register of shareholders is kept at the registered office and may be examined by each shareholder upon request.

6.4. The Company may redeem its own shares provided that the Company has sufficient distributable reserves for that purpose or if the redemption results from a reduction of the Company’s share capital.

III. Management - Representation

Art. 7. Appointment and removal of managers.

7.1. The Company is managed by one or more managers appointed by a resolution of the shareholders, which sets the term of their office. The managers need not be shareholders.

7.2. The managers may be removed at any time (with or without cause) by a resolution of the shareholders.

Art. 8. Board of managers. If several managers are appointed, they constitute the board of managers (the Board) composed of class A managers and class B managers.

8.1. Powers of the board of managers

(i) All powers not expressly reserved to the shareholder(s) by the Law or the Articles fall within the competence of the Board, who has all powers to carry out and approve all acts and operations consistent with the corporate object.

(ii) Special and limited powers may be delegated for specific matters to one or more agents by the Board.

8.2. Procedure

(i) The Board meets upon the request of any two (2) managers, at the place indicated in the convening notice which, in principle, is in Luxembourg.

(ii) Written notice of any meeting of the Board is given to all managers at least twenty-four (24) hours in advance, except in case of emergency, the nature and circumstances of which are set forth in the notice of the meeting.

(iii) No notice is required if all members of the Board are present or represented and if they state to have full knowledge of the agenda of the meeting. Notice of a meeting may also be waived by a manager, either before or after a meeting. Separate written notices are not required for meetings that are held at times and places indicated in a schedule previously adopted by the Board.

(iv) A manager may grant a power of attorney to another manager in order to be represented at any meeting of the Board.

(v) The Board can validly deliberate and act only if a majority of its members is present or represented and at least one class A manager and one class B manager is present or represented. Resolutions of the Board are validly taken by a majority of the votes cast provided that at least one class A manager approves the resolution. The resolutions of the Board are recorded in minutes signed by the chairman of the meeting or, if no chairman has been appointed, by all the managers present or represented.

(vi) Any manager may participate in any meeting of the Board by telephone or video conference or by any other means of communication allowing all the persons taking part in the meeting to identify, hear and speak to each other. The participation by these means is deemed equivalent to a participation in person at a meeting duly convened and held.

(vii) Circular resolutions signed by all the managers (the Managers Circular Resolutions), are valid and binding as if passed at a Board meeting duly convened and held and bear the date of the last signature.

8.3. Representation

(i) The Company is bound towards third parties in all matters by the joint signatures of one class A manager and one class B manager,

(ii) The Company is also bound towards third parties by the signature of any persons to whom special powers have been delegated.

Art. 9. Sole manager.

9.1. If the Company is managed by a sole manager, any reference in the Articles to the Board or the managers is to be read as a reference to such sole manager, as appropriate.

9.2. The Company is bound towards third parties by the signature of the sole manager.

9.3. The Company is also bound towards third parties by the signature of any persons to whom special powers have been delegated.

Art. 10. Liability of the managers.

10.1. The managers may not, by reason of their mandate, be held personally liable for any commitments validly made by them in the name of the Company, provided such commitments comply with the Articles and the Law.

IV. Shareholder(s)

Art. II. General meetings of shareholders and shareholders circular resolutions.

11.1. Powers and voting rights

(i) Resolutions of the shareholders are adopted at a general meeting of shareholders (the General Meeting) or by way of circular resolutions (the Shareholders Circular

Resolutions) in case the number of shareholders of the Company is less or equal to twenty-five.

(ii) Where resolutions are to be adopted by way of Shareholders Circular Resolutions, the text of the resolutions is sent to all the shareholders, in accordance with the Articles. Shareholders Circular Resolutions signed by all the shareholders are valid and binding as if passed at a General Meeting duly convened and held and bear the date of the last signature.

(iii) Each share entitles to one (1) vote.

11.2. Notices, quorum, majority and voting procedures

(i) The shareholders are convened to General Meetings or consulted in writing at the initiative of any manager or shareholders representing more than one-half (1/2) of the share capital.

(ii) Written notice of any General Meeting is given to all shareholders at least eight (8) calendar days in advance of the date of the meeting, except in case of emergency, the nature and circumstances of which are set forth in the notice of the meeting.

(iii) General Meetings are held at such place and time specified in the notices.

(iv) If all the shareholders are present or represented and consider themselves as duly convened and informed of the agenda of the meeting, the General Meeting may be held without prior notice.

(v) A shareholder may grant a written power of attorney to another person, whether or not a shareholder, in order to be represented at any General Meeting.

(vi) Resolutions to be adopted at General Meetings or by way of Shareholders Circular Resolutions are passed by shareholders owning more than one-half (1/2) of the share capital. If this majority is not reached at the first General Meeting or first written consultation, the shareholders are convened by registered letter to a second General Meeting or consulted a second time and the resolutions are adopted at the General Meeting or by Shareholders Circular Resolutions by a majority of the votes cast, regardless of the proportion of the share capital represented.

(vii) The Articles are amended with the consent of a majority (in number) of shareholders owning at least three-quarters (3/4) of the share capital.

(viii) Any change in the nationality of the Company and any increase of a shareholder’s commitment in the Company require the unanimous consent of the shareholders.

Art. 12. Sole shareholder.

12.1. Where the number of shareholders is reduced to one (1), the sole shareholder exercises all powers conferred by the Law to the General Meeting.

12.2. Any reference in the Articles to the shareholders and the General Meeting or to Shareholders Circular Resolutions is to be read as a reference to such sole shareholder or the resolutions of the latter, as appropriate.

12.3. The resolutions of the sole shareholder are recorded in minutes or drawn up in writing.

V. Annual accounts - Allocation of profits - Supervision

Art. 13. Financial year and approval of annual accounts.

13.1. The financial year begins on the first (1) of May of each year and ends on the thirty (30) of April of the following year.

13.2. Each year, the Board prepares the balance sheet and the profit and loss account, as well as an inventory indicating the value of the Company’s assets and liabilities, with an annex summarising the Company’s commitments and the debts of the manager(s) and shareholders towards the Company.

13.3. Each shareholder may inspect the inventory and the balance sheet at the registered office.

13.4. The balance sheet and profit and loss account are approved at the annual General Meeting or by way of Shareholders Circular Resolutions within six (6) months from the closing of the financial year.

13.5. In case the number of shareholders of the Company exceeds twenty-five (25), the annual General Meeting shall be held each year on the the first Tuesday of June each year at 3.00 pm at the registered office of the Company, and if such day is not a day on which banks are opened for general business in the city of Luxembourg (i.e. a Business Day), on the next following Business Day at the same time and place.

Art. 14. Commissaire aux comptes - Réviseurs d’entreprises.

14.1. In case the number of shareholders of the Company exceeds twenty-five (25), the supervision of the Company shall be entrusted to one or more statutory auditor(s) (commissaire(s) aux comptes), who may or may not be shareholders.

14.1. The operations of the Company are supervised by one or several réviseurs d’entreprises, when so required by law.

14.2. The shareholders appoint the commissaires aux comptes, if any and réviseurs d’entreprises, if any and determine their number, remuneration and the term of their office, which may not exceed six (6) years. The commissaires aux comptes and the réviseurs d’entreprises may be re-appointed.

Art. 15. Allocation of profits.

15.1. From the annual net profits of the Company, five per cent (5%) is allocated to the reserve required by Law. This allocation ceases to be required when the legal reserve reaches an amount equal to ten per cent (10%) of the share capital.

15.2. The shareholders determine how the balance of the annual net profits is disposed of. It may allocate such balance to the payment of a dividend, transfer such balance to a reserve account or carry it forward.

15.3. Interim dividends maybe distributed, at anytime, under the following conditions:

(i) interim accounts are drawn up by the Board;

(ii) these interim accounts show that sufficient profits and other reserves (including share premium) are available for distribution; it being understood that the amount to be distributed may not exceed profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by carried forward profits and distributable reserves, and decreased by carried forward losses and sums to be allocated to the legal reserve;

(iii) the decision to distribute interim dividends must be taken by the shareholders within two (2) months from the date of the interim accounts;

(iv) the rights of the creditors of the Company are not threatened, taking into account the assets of the Company; and

(v) where the interim dividends paid exceed the distributable profits at the end of the financial year, the shareholders must refund the excess, to the Company.

VI. Dissolution - Liquidation

16.1. The Company may be dissolved at any time, by a resolution of the shareholders, adopted by one-half (1/2) of the shareholders holding three-quarters (3/4) of the share capital. The shareholders appoint one or several liquidators, who need not be shareholders, to carry out the liquidation and determine their number, powers and remuneration. Unless otherwise decided by the shareholders, the liquidators have the broadest powers to realise the assets and pay the liabilities of the Company.

16.2. The surplus after the realisation of the assets and the payment of the liabilities is distributed to the shareholders in proportion to the shares held by each of them.

VII. General provisions

17.1. Notices and communications are made or waived and the Managers Circular Resolutions as well as the Shareholders Circular Resolutions are evidenced in writing, by telegram, telefax, e-mail or any other means of electronic communication.

17.2. Powers of attorney are granted by any of the means described above. Powers of attorney in connection with Board meetings may also be granted by a manager in accordance with such conditions as may be accepted by the Board.

17.3. Signatures may be in handwritten or electronic form, provided they fulfil all legal requirements to be deemed equivalent to handwritten signatures. Signatures of the Managers Circular Resolutions or the Shareholders Circular Resolutions, as the case may be, are affixed on one original or on several counterparts of the same document, all of which taken together constitute one and the same document.

17.4. All matters not expressly governed by the Articles are determined in accordance with the Law and, subject to any non waivable provisions of the law, any agreement entered into by the shareholders from time to time.

Suit la traduction française du texte qui précède:

I. Dénomination - Siège social - Objet - Durée

Art. 1 er . Dénomination. Le nom de la société est 6922767 HOLDING SARL (la Société). La Société est une société à responsabilité limitée régie par les lois du Grand-Duché de Luxembourg, et en particulier par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la Loi), ainsi que par les présents statuts (les Statuts).

Art. 2. Siège social.

2.1 Le siège social de la Société est établi à Luxembourg, Grand-Duché de Luxembourg. Il peut être transféré dans la commune par décision du conseil de gérance (le Conseil). Le siège social peut être transféré en tout autre endroit du Grand-Duché de

Luxembourg par une résolution des associés, selon les modalités requises pour la modification des Statuts.

2.2 Il peut être créé des succursales, filiales ou autres bureaux tant au Grand-Duché de Luxembourg qu’à l’étranger par décision du Conseil. Lorsque le Conseil estime que des développements ou événements extraordinaires d’ordre politique ou militaire se sont produits ou sont imminents, et que ces développements ou évènements sont de nature compromettre les activités normales de la Société à son siège social, ou la communication aisée entre le siège social et l’étranger, le siège social peut être transféré provisoirement à l’étranger, jusqu’à cessation complète de ces circonstances. Ces mesures provisoires n’ont aucun effet sur la nationalité de la Société qui, nonobstant le transfert provisoire de son siège social, reste une société luxembourgeoise.

Art. 3. Objet social.

3.1. L’objet de la Société est la prise de participations, tant au Luxembourg qu’à l’étranger, dans toutes sociétés ou entreprises sous quelque forme que ce soit, et la gestion de ces participations. La Société peut notamment acquérir par souscription, achat et échange ou de toute autre manière tous titres, actions et autres valeurs de participation, obligations, créances, certificats de dépôt et autres instruments de dette, et plus généralement, toutes valeurs et instruments financiers émis par toute entité publique ou privée. Elle peut participer à la création, au développement, à la gestion et au contrôle de toute société ou entreprise. Elle peut en outre investir dans l’acquisition et la gestion d’un portefeuille de brevets ou d’autres droits de propriété intellectuelle de quelque nature ou origine que ce soit.

3.2. La Société peut emprunter sous quelque forme que ce soit, sauf par voie d’offre publique. Elle peut procéder, uniquement par voie de placement privé, à l’émission de billets à ordre, d’obligations et de titres et instruments de toute autre nature. La Société peut prêter des fonds, y compris notamment, les revenus de tous emprunts, à ses filiales, sociétés affiliées ainsi qu’à toutes autres sociétés. La Société peut également consentir des garanties et nantir, céder, grever de charges ou autrement créer et accorder des sûretés sur toute ou partie de ses actifs afin de garantir ses propres obligations et celles de toute autre société et, de manière générale, en sa faveur et en faveur de toute autre société ou personne. En tout état de cause, la Société ne peut effectuer aucune activité réglementée du secteur financier sans avoir obtenu l’autorisation requise.

3.3. La Société peut employer toutes les techniques et instruments nécessaires à une gestion efficace de ses investissements et à sa protection contre les risques de crédit, les fluctuations monétaires, les fluctuations de taux d’intérêt et autres risques.

3.4. La Société peut effectuer toutes les opérations commerciales, financières ou industrielles et toutes les transactions concernant des biens immobiliers ou mobiliers qui, directement ou indirectement, favorisent ou se rapportent à son objet social.

Art. 4. Durée.

4.1. La Société est formée pour une durée indéterminée.

4.2. La Société n’est pas dissoute en raison de la mort, de la suspension des droits civils, de l’incapacité, de l’insolvabilité, de la faillite ou de tout autre évènement similaire affectant un ou plusieurs associés.

II. Capital - Parts sociales

Art. 5. Capital.

5.1. Le capital social est fixé à un milliard cent quatre-vingt dix millions deux cent soixante et un mille six cent quatre-vingt-treize euros (EUR 1.190.261.693,-), représenté par un milliard cent quatre-vingt-dix millions deux cent soixante et un mille six cent quatre-vingt-treize (1.190.261.693) parts sociales sous forme nominative, ayant une valeur nominale d’un euro (EUR 1.-) chacune, toutes souscrites et entièrement libérées.

5.2. Le capital social peut être augmenté ou réduit à une ou plusieurs reprises par une résolution des associés, adoptée selon les modalités requises pour la modification des Statuts.

Art. 6. Parts sociales.

6.1. Les parts sociales sont indivisibles et la Société ne reconnaît qu’un (1) seul propriétaire par part sociale.

6.2. Les parts sociales sont librement cessibles entre associés.

Lorsque la Société a un associé unique, les parts sociales sont librement cessibles aux tiers.

Lorsque la Société a plus d’un associé, la cession des parts sociales (inter vivos) à des tiers est soumise à l’accord préalable des associés représentant au moins les trois-quarts (3/4) du capital social.

La cession de parts sociales à un tiers par suite du décès doit être approuvée par les associés représentant les trois-quarts (3/4) des droits détenus par les survivants.

Une cession de parts sociales n’est opposable à l’égard de la Société ou des tiers, qu’après avoir été notifiée à la Société ou acceptée par celle-ci conformément à l’article 1690 du Code Civil.

6.3. Un registre des associés est tenu au siège social et peut être consulté à la demande de chaque associé.

6.4. La Société peut racheter ses propres parts sociales à condition que la Société ait des réserves distribuables suffisantes à cet effet ou que le rachat résulte de la réduction du capital social de la Société.

III. Gestion - Représentation

Art. 7. Nomination et révocation des gérants.

7.1. La Société est gérée par un ou plusieurs gérants nommés par une résolution des associés, qui fixe la durée de leur mandat. Les gérants ne doivent pas être associés.

7.2. Les gérants sont révocables à tout moment (avec ou sans raison) par une décision des associés.

Art. 8. Conseil de gérance. Si plusieurs gérants sont nommés, ils constituent le conseil de gérance (le Conseil) composé de gérants de classe A et de gérant de classe B.

8.1. Pouvoirs du conseil de gérance

(i) Tous les pouvoirs non expressément réservés par la Loi ou les Statuts à ou aux associés sont de la compétence du Conseil, qui a tous les pouvoirs pour effectuer et approuver tous les actes et opérations conformes à l’objet social.

(ii) Des pouvoirs spéciaux et limités peuvent être délégués par le Conseil à un ou plusieurs agents pour des tâches spécifiques.

8.2. Procédure

(i) Le Conseil se réunit sur convocation d’au moins deux (2) gérants au lieu indiqué dans l’avis de convocation, qui en principe, est au Luxembourg.

(ii) Il est donné à tous les gérants une convocation écrite de toute réunion du Conseil au moins vingt-quatre (24) heures à l’avance, sauf en cas d’urgence, auquel cas la nature et les circonstances de cette urgence sont mentionnées dans la convocation à la réunion.

(iii) Aucune convocation n’est requise si tous les membres du Conseil sont présents ou représentés et s’ils déclarent avoir parfaitement eu connaissance de l’ordre du jour de la réunion. Un gérant peut également renoncer à la convocation à une réunion, que ce soit avant ou après ladite réunion. Des convocations écrites séparées ne sont pas exigées pour des réunions se tenant dans des lieux et à des heures fixés dans un calendrier préalablement adopté par le Conseil.

(iv) Un gérant peut donner une procuration à un autre gérant afin de le représenter à toute réunion du Conseil.

(v) Le Conseil ne peut délibérer et agir valablement que si la majorité de ses membres sont présents ou représentés et au moins un gérant de classe A et un gérant de classe B sont présents ou représentés. Les décisions du Conseil sont valablement adoptées à la majorité des voix exprimées à condition qu’au moins un gérant de classe A ait approuvé la décision. Les décisions du Conseil sont consignées dans des procès-verbaux signés par le président de la réunion ou, si aucun président n’a été nommé, par tous les gérants présents ou représentés.

(vi) Tout gérant peut participer à toute réunion du Conseil par téléphone ou visioconférence ou par tout autre moyen de communication permettant à l’ensemble des personnes participant à la réunion de s’identifier, de s’entendre et de se parler. La participation par un de ces moyens équivaut à une participation en personne à une réunion valablement convoquée et tenue.

(vii) Des résolutions circulaires signées par tous les gérants (les Résolutions Circulaires des Gérants) sont valables et engagent la Société comme si elles avaient été adoptées lors d’une réunion du Conseil valablement convoquée et tenue et portent la date de la dernière signature.

8.3. Représentation

(i) La Société est engagée vis-à-vis des tiers en toutes circonstances par les signatures conjointes d’un gérant de classe A et d’un gérant de classe B.

(ii) La Société est également engagée vis-à-vis des tiers par la signature de toutes personnes à qui des pouvoirs spéciaux ont été délégués.

Art. 9. Gérant unique.

9.1. Si la Société est gérée par un gérant unique, toute référence dans les Statuts au Conseil ou aux gérants doit être considérée, le cas échéant, comme une référence au gérant unique.

9.2. La Société est engagée vis-à-vis des tiers par la signature du gérant unique.

9.3. La Société est également engagée vis-à-vis des tiers par la signature de toutes personnes à qui des pouvoirs spéciaux ont été délégués.

Art. 10. Responsabilité des gérants.

10.1. Les gérants ne contractent, à raison de leur fonction, aucune obligation personnelle concernant les engagements régulièrement pris par eux au nom de la Société, dans la mesure où ces engagements sont conformes aux Statuts et à la Loi.

IV. Associé(s)

Art. 11. Assemblées générales des associés et résolutions circulaires des associés.

11.1. Pouvoirs et droits de vote

(i) Les résolutions des associés sont adoptées en assemblée générale des associés (l’Assemblée Générale) ou par voie de résolutions circulaires (les Résolutions Circulaires des Associés).

(ii) Dans le cas où les résolutions sont adoptées par Résolutions Circulaires des Associés, le texte des résolutions est communiqué à tous les associés, conformément aux Statuts. Les Résolutions Circulaires des Associés signées par tous les associés sont valables et engagent la Société comme si elles avaient été adoptées lors d’une Assemblée Générale valablement convoquée et tenue et portent la date de la dernière signature.

(iii) Chaque part sociale donne droit à un (1) vote.

11.2. Convocations, quorum, majorité at procédure de vote

(i) Les associés sont convoqués aux Assemblées Générales ou consultés par écrit à l’initiative de tout gérant ou des associés représentant plus de la moitié (1/2) du capital social.

(ii) Une convocation écrite à toute Assemblée Générale est donnée à tous les associés au moins huit (8) jours avant la date de l’assemblée, sauf en cas d’urgence, auquel cas, la nature et les circonstances de cette urgence sont précisées dans la convocation à ladite assemblée.

(iii) Les Assemblées Générales seront tenues au lieu et heure précisés dans les convocations.

(iv) Si tous les associés sont présents ou représentés et se considèrent comme ayant été valablement convoqués et informés de l’ordre du jour de l’assemblée, l’Assemblée Générale peut se tenir sans convocation préalable.

(v) Un associé peut donner une procuration écrite à toute autre personne, associé ou non, afin de le représenter à toute Assemblée Générale.

(vi) Les décisions à adopter par l’Assemblée Générale ou par Résolutions Circulaires des Associés sont adoptées par des associés détenant plus de la moitié (1/2) du capital social. Si cette majorité n’est pas atteinte à la première Assemblée Générale ou première consultation écrite, les associés sont convoqués par lettre recommandée à une seconde Assemblée Générale ou consultés une seconde fois, et les décisions sont adoptées par l’Assemblée Générale ou par Résolutions Circulaires des Associés à la majorité des voix exprimées, sans tenir compte de la proportion du capital social représenté.

(vii) Les Statuts sont modifiés avec le consentement de la majorité (en nombre) des associés détenant au moins les trois-quarts (3/4) du capital social.

(viii) Tout changement de nationalité de la Société ainsi que toute augmentation de l’engagement d’un associé dans la Société exige le consentement unanime des associés.

Art. 12. Associé unique.

12.1. Dans le cas où le nombre des associés est réduit à un (1), l’associé unique exerce tous les pouvoirs conférés par la Loi à l’Assemblée Générale.

12.2. Toute référence dans les Statuts aux associés et à l’Assemblée Générale ou aux Résolutions Circulaires des Associés doit être considérée, le cas échéant, comme une référence à l’associé unique ou aux résolutions de ce dernier.

12.3. Les résolutions de l’associé unique sont consignées dans des procès-verbaux ou rédigées par écrit

V. Comptes annuels - Affectation des bénéfices - Contrôle

Art. 13. Exercice social et approbation des comptes annuels.

13.1. L’exercice social commence le premier (1) mai de chaque année et se termine le trente (30) avril de l’année suivante.

13.2. Chaque année, le Conseil dresse le bilan et le compte de profits et pertes, ainsi qu’un inventaire indiquant la valeur des actifs et passifs de la Société, avec une annexe résumant les engagements de la Société ainsi que les dettes du ou des gérants et des associés envers la Société.

13.3. Tout associé peut prendre connaissance de l’inventaire et du bilan au siège social.

13.4. Le bilan et le compte de profits et pertes sont approuvés par l’Assemblée Générale annuelle ou par Résolutions Circulaires des Associés dans les six (6) mois de la clôture de l’exercice social.

13.5. Lorsque le nombre d’associés de la Société excède vingt-cinq (25) associés, l’Assemblée Générale annuelle doit se tenir chaque année le premier mardi du mois de juin

à 15 heures au siège social de la Société, et si ce jour n’est pas un jour ouvrable pour les banques à Luxembourg (un Jour Ouvrable), le Jour Ouvrable suivant à la même heure et au même lieu.

Art. 14. Réviseurs d’entreprises.

14.1. Lorsque le nombre d’associés de la Société excède vingt-cinq (25) associés, les opérations de la Société sont contrôlées par un ou plusieurs commissaire(s) aux comptes, qui peuvent être associés ou non.

14.2. Les opérations de la Société seront supervisées par un ou plusieurs réviseurs d’entreprise, dans les cas prévus par la loi.

14.3. Les associés devront nommer le(s) commissaire(s) aux comptes/ réviseurs d’entreprise et déterminer leur nombre, leur rémunération et la durée de leur mandat, lequel ne pourra dépasser six (6) ans. Le(s) commissaire(s) aux comptes/ réviseur d’entreprise pourront être réélus.

Art. 15. Affectation des bénéfices.

15.1. Cinq pour cent (5%) des bénéfices nets annuels de la Société sont affectés à la réserve requise par la Loi. Cette affectation cesse d’être exigée quand la réserve légale atteint dix pour cent (10%) du capital social.

15.2. Les associés décident de l’affectation du solde des bénéfices nets annuels. Ils peuvent allouer ce bénéfice au paiement d’un dividende, l’affecter à un compte de réserve ou le reporter.

15.3. Des dividendes intérimaires peuvent être distribués, à tout moment, aux conditions suivantes:

(i) des comptes intérimaires sont établis par le Conseil;

(ii) ces comptes intérimaires montrent que des bénéfices et autres réserves (en ce compris la prime d’émission) suffisants sont disponibles pour une distribution;

étant entendu que le montant à distribuer ne peut excéder le montant des bénéfices réalisés depuis la fin du dernier exercice social dont les comptes annuels ont été approuvés, le cas échéant, augmenté des bénéfices reportés et des réserves distribuables, et réduit par les pertes reportées et les sommes à affecter à la réserve légale;

(iii) la décision de distribuer des dividendes intérimaires doit être adoptée par les associés dans les deux (2) mois suivant a date des comptes intérimaires;

(iv) les droits des créanciers de la Société ne sont pas menacés, compte tenu des actifs de la Société; et

(v) si les dividendes intérimaires qui ont été distribué excédent les bénéfices distribuables à la fin de l’exercice social, les associés doivent reverser l’excès à la Société.

VI. Dissolution - Liquidation

16.1. La Société peut être dissoute à tout moment, par une résolution des associés adoptée par la moitié (1/2) des associés détenant les trois-quarts (3/4) du capital social. Les associés nomment un ou plusieurs liquidateurs, qui n’ont pas besoin d’être associés, pour réaliser la liquidation et déterminent leur nombre, pouvoirs et rémunération. Sauf

décision contraire des associés, les liquidateurs sont investis des pouvoirs les plus étendus pour réaliser les actifs et payer les dettes de la Société.

16.2. Le boni de liquidation après la réalisation des actifs et le paiement des dettes est distribué aux associés proportionnellement aux parts sociales détenues par chacun d’entre eux.

VII. Dispositions générales

17.1. Les convocations et communications, respectivement les renonciations à celles-ci, sont faites, et les Résolutions Circulaires des Gérants ainsi que les Résolutions Circulaires des Associés sont établies par écrit, télégramme, téléfax, e-mail ou tout autre moyen de communication électronique.

17.2. Les procurations sont données par tout moyen mentionné ci-dessus. Les procurations relatives aux réunions du Conseil peuvent également être données par un gérant conformément aux conditions acceptées par le Conseil.

17.3. Les signatures peuvent être sous forme manuscrite ou électronique, à condition de satisfaire aux conditions légales pour être assimilées à des signatures manuscrites. Les signatures des Résolutions Circulaires des Gérants ou des Résolutions Circulaires des Associés, selon le cas, sont apposées sur un original ou sur plusieurs copies du même document, qui ensemble, constituent un seul et unique document.

17.4. Pour tous les points non expressément prévus par les Statuts, il est fait référence à la Loi et, sous réserve des dispositions légales d’ordre public, à tout accord conclu de temps à autre entre les associés.

Pour statuts coordonnés

Le notaire

Registre de Commerce et des Sociétés
6922767 Holding S. à r.l. Société à responsabilité limitée Siège social: L-2763 Luxembourg 9, rue Sainte Zithe R.C.S Luxembourg: B 136.792	B136792 Déposé le: 26/09/2008 L080143231.07 CDO: 5770 R

STATUTS COORDONNES au 9 septembre 2008

tels qu’ils résultent des actes suivants reçus par:

Maître Joseph ELVINGER, notaire de résidence à Luxembourg:

1) le 20 février 2008 (constitution), publié au Mémorial C, numéro 809 du 3 avril 2008;

Maître Martine SCHAEFFER, notaire de résidence à Luxembourg:

2) le 9 septembre 2008, non encore publié au Mémorial C.

I. Name - Registered office - Object - Duration

Art. 1. Name. The name of the company is 6922767 HOLDING SARL (the Company). The Company is a private limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg and, in particular, the law of August 10, 1915, on commercial companies, as amended (the Law), and these articles of incorporation (the Articles).

Art. 2. Registered office.

2.1. The registered office of the Company is established in Luxembourg, Grand Duchy of Luxembourg. It may be transferred within the municipality by a resolution of the board of managers (the Board). The registered office may be transferred to any other place in the Grand Duchy of Luxembourg by a resolution of the shareholders, acting in accordance with the conditions prescribed for the amendment of the Articles.

2.2. Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the Board. Where the Board determines that extraordinary political or military developments or events have occurred or are imminent and that these developments or events may interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these circumstances. Such temporary measures have no effect on the nationality of the

Company, which, notwithstanding the temporary transfer of its registered office, remains a Luxembourg incorporated company.

Art. 3. Corporate object.

3.1. The purpose of the Company is the acquisition of participations, in Luxembourg or abroad, in any companies or enterprises in any form whatsoever and the management of such participations. The Company may in particular acquire by subscription, purchase and exchange or in any other manner any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and more generally, any securities and financial instruments issued by any public or private entity. It may participate in the creation, development, management and control of any company or enterprise. It may further invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin.

3.2. The Company may borrow in any form, except by way of public offer. It may issue, by way of private placement only, notes, bonds and any kind of debt and equity securities. The Company may lend funds including, without limitation, the proceeds of any borrowings, to its subsidiaries, affiliated companies and any other companies. The Company may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over all or some of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person. For the avoidance of doubt, the Company may not carry out any regulated activities of the financial sector without having obtained the required authorisation.

3.3. The Company may use any techniques and instruments to efficiently manage its investments and to protect itself against credit risks, currency exchange exposure, interest rate risks and other risks.

3.4. The Company may carry out any commercial, financial or industrial operations and any transactions with respect to real estate or movable property which, directly or indirectly, favour or relate to its corporate object.

Art. 4. Duration.

4.1. The Company is formed for an unlimited duration.

4.2. The Company is not dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or several shareholders.

II. Capital - Shares

Art. 5. Capital.

5.1. The share capital is set at twelve thousand five hundred euro (EUR 12,500.-), represented by twelve thousand five hundred (12,500) shares in registered form, having a par value of one euro (EUR 1.-) each, all subscribed and fully paid-up.

5.2. The share capital may be increased or decreased in one or several times by a resolution of the shareholders, acting in accordance with the conditions prescribed for the amendment of the Articles.

Art. 6. Shares.

6.1. The shares are indivisible and the Company recognises only one (1) owner per share.

6.2. Shares are freely transferable among shareholders.

Where the Company has a sole shareholder, shares are freely transferable to third parties.

Where the Company has more than one shareholder, the transfer of shares (inter vivos) to third parties is subject to the prior approval of the shareholders representing at least three-quarters (3/4) of the share capital.

The transfer of shares by reason of death to third parties must be approved by the shareholders representing three-quarters (3/4) of the rights owned by the survivors.

A share transfer is only binding upon the Company or third parties following a notification to, or acceptance by, the Company in accordance with article 1690 of the Civil Code.

6.3. A register of shareholders is kept at the registered office and may be examined by each shareholder upon request.

6.4. The Company may redeem its own shares provided that the Company has sufficient distributable reserves for that purpose or if the redemption results from a reduction of the Company’s share capital.

III. Management - Representation

Art. 7. Appointment and removal of managers.

7.1. The Company is managed by one or more managers appointed by a resolution of the shareholders, which sets the term of their office. The managers need not be shareholders.

7.2. The managers may be removed at any time (with or without cause) by a resolution of the shareholders.

Art. 8. Board of managers. If several managers are appointed, they constitute the board of managers (the Board) composed of class A managers and class B managers.

8.1. Powers of the board of managers

(i) All powers not expressly reserved to the shareholder(s) by the Law or the Articles fall within the competence of the Board, who has all powers to carry out and approve all acts and operations consistent with the corporate object.

(ii) Special and limited powers may be delegated for specific matters to one or more agents by the Board.

8.2. Procedure

(i) The Board meets upon the request of any two (2) managers, at the place indicated in the convening notice which, in principle, is in Luxembourg.

(ii) Written notice of any meeting of the Board is given to all managers at least twenty-four (24) hours in advance, except in case of emergency, the nature and circumstances of which are set forth in the notice of the meeting.

(iii) No notice is required if all members of the Board are present or represented and if they state to have full knowledge of the agenda of the meeting. Notice of a meeting may also be waived by a manager, either before or after a meeting. Separate written notices are not required for meetings that are held at times and places indicated in a schedule previously adopted by the Board.

(iv) A manager may grant a power of attorney to another manager in order to be represented at any meeting of the Board.

(v) The Board can validly deliberate and act only if a majority of its members is present or represented and at least one class A manager and one class B manager is present or represented. Resolutions of the Board are validly taken by a majority of the votes cast provided that at least one class A manager approves the resolution. The resolutions of the Board are recorded in minutes signed by the chairman of the meeting or, if no chairman has been appointed, by all the managers present or represented.

(vi) Any manager may participate in any meeting of the Board by telephone or video conference or by any other means of communication allowing all the persons taking part in the meeting to identify, hear and speak to each other. The participation by these means is deemed equivalent to a participation in person at a meeting duly convened and held.

(vii) Circular resolutions signed by all the managers (the Managers Circular Resolutions), are valid and binding as if passed at a Board meeting duly convened and held and bear the date of the last signature.

8.3. Representation

(i) The Company is bound towards third parties in all matters by the joint signatures of one class A manager and one class B manager,

(ii) The Company is also bound towards third parties by the signature of any persons to whom special powers have been delegated.

Art. 9. Sole manager.

9.1. If the Company is managed by a sole manager, any reference in the Articles to the Board or the managers is to be read as a reference to such sole manager, as appropriate.

9.2. The Company is bound towards third parties by the signature of the sole manager.

9.3. The Company is also bound towards third parties by the signature of any persons to whom special powers have been delegated.

Art. 10. Liability of the managers.

10.1. The managers may not, by reason of their mandate, be held personally liable for any commitments validly made by them in the name of the Company, provided such commitments comply with the Articles and the Law.

IV. Shareholder(s)

Art. 11. General meetings of shareholders and shareholders circular resolutions.

11.1. Powers and voting rights

(i) Resolutions of the shareholders are adopted at a general meeting of shareholders (the General Meeting) or by way of circular resolutions (the Shareholders Circular Resolutions) in case the number of shareholders of the Company is less or equal to twenty-five.

(ii) Where resolutions are to be adopted by way of Shareholders Circular Resolutions, the text of the resolutions is sent to all the shareholders, in accordance with the Articles. Shareholders Circular Resolutions signed by all the shareholders are valid and binding as if passed at a General Meeting duly convened and held and bear the date of the last signature.

(iii) Each share entitles to one (1) vote.

11.2. Notices, quorum, majority and voting procedures

(i) The shareholders are convened to General Meetings or consulted in writing at the initiative of any manager or shareholders representing more than one-half (1/2) of the share capital.

(ii) Written notice of any General Meeting is given to all shareholders at least eight (8) calendar days in advance of the date of the meeting, except in case of emergency, the nature and circumstances of which are set forth in the notice of the meeting.

(iii) General Meetings are held at such place and time specified in the notices.

(iv) If all the shareholders are present or represented and consider themselves as duly convened and informed of the agenda of the meeting, the General Meeting may be held without prior notice.

(v) A shareholder may grant a written power of attorney to another person, whether or not a shareholder, in order to be represented at any General Meeting.

(vi) Resolutions to be adopted at General Meetings or by way of Shareholders Circular Resolutions are passed by shareholders owning more than one-half (1/2) of the share capital. If this majority is not reached at the first General Meeting or first written consultation, the shareholders are convened by registered letter to a second General Meeting or consulted a second time and the resolutions are adopted at the General Meeting or by Shareholders Circular Resolutions by a

majority of the votes cast, regardless of the proportion of the share capital represented.

(vii) The Articles are amended with the consent of a majority (in number) of shareholders owning at least three-quarters (3/4) of the share capital.

(viii) Any change in the nationality of the Company and any increase of a shareholder’s commitment in the Company require the unanimous consent of the shareholders.

Art. 12. Sole shareholder.

12.1. Where the number of shareholders is reduced to one (1), the sole shareholder exercises all powers conferred by the Law to the General Meeting.

12.2. Any reference in the Articles to the shareholders and the General Meeting or to Shareholders Circular Resolutions is to be read as a reference to such sole shareholder or the resolutions of the latter, as appropriate.

12.3. The resolutions of the sole shareholder are recorded in minutes or drawn up in writing.

V. Annual accounts - Allocation of profits - Supervision

Art. 13. Financial year and approval of annual accounts.

13.1. The financial year begins on the first (1) of May of each year and ends on the thirty (30) of April of the following year.

13.2. Each year, the Board prepares the balance sheet and the profit and loss account, as well as an inventory indicating the value of the Company’s assets and liabilities, with an annex summarising the Company’s commitments and the debts of the manager(s) and shareholders towards the Company.

13.3. Each shareholder may inspect the inventory and the balance sheet at the registered office.

13.4. The balance sheet and profit and loss account are approved at the annual General Meeting or by way of Shareholders Circular Resolutions within six (6) months from the closing of the financial year.

13.5. In case the number of shareholders of the Company exceeds twenty-five (25), the annual General Meeting shall be held each year on the the first Tuesday of June each year at 3.00 pm at the registered office of the Company, and if such day is not a day on which banks are opened for general business in the city of Luxembourg (i.e. a Business Day), on the next following Business Day at the same time and place.

Art. 14. Commissaire aux comptes - Réviseurs d’entreprises.

14.1. In case the number of shareholders of the Company exceeds twenty-five (25), the supervision of the Company shall be entrusted to one or more statutory auditor(s) (commissaire(s) aux comptes), who may or may not be shareholders.

14.1. The operations of the Company are supervised by one or several réviseurs d’entreprises, when so required by law.

14.2. The shareholders appoint the commissaires aux comptes, if any and réviseurs d’entreprises, if any and determine their number, remuneration and the term of their office, which may not exceed six (6) years. The commissaires aux comptes and the réviseurs d’entreprises may be re-appointed.

Art. 15. Allocation of profits.

15.1. From the annual net profits of the Company, five per cent (5%) is allocated to the reserve required by Law. This allocation ceases to be required when the legal reserve reaches an amount equal to ten per cent (10%) of the share capital.

15.2. The shareholders determine how the balance of the annual net profits is disposed of. It may allocate such balance to the payment of a dividend, transfer such balance to a reserve account or carry it forward.

15.3. Interim dividends maybe distributed, at any time, under the following conditions:

(i) interim accounts are drawn up by the Board;

(ii) these interim accounts show that sufficient profits and other reserves (including share premium) are available for distribution; it being understood that the amount to be distributed may not exceed profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by carried forward profits and distributable reserves, and decreased by carried forward losses and sums to be allocated to the legal reserve;

(iii) the decision to distribute interim dividends must be taken by the shareholders within two (2) months from the date of the interim accounts;

(iv) the rights of the creditors of the Company are not threatened, taking into account the assets of the Company; and

(v) where the interim dividends paid exceed the distributable profits at the end of the financial year, the shareholders must refund the excess, to the Company.

VI. Dissolution - Liquidation

16.1. The Company may be dissolved at any time, by a resolution of the shareholders, adopted by one-half (1/2) of the shareholders holding three-quarters (3/4) of the share capital. The shareholders appoint one or several liquidators, who need not be shareholders, to carry out the liquidation and determine their number, powers and remuneration. Unless otherwise decided by the shareholders, the liquidators have the broadest powers to realise the assets and pay the liabilities of the Company.

16.2. The surplus after the realisation of the assets and the payment of the liabilities is distributed to the shareholders in proportion to the shares held by each of them.

VII. General provisions

17.1. Notices and communications are made or waived and the Managers Circular Resolutions as well as the Shareholders Circular Resolutions are evidenced in writing, by telegram, telefax, e-mail or any other means of electronic communication.

17.2. Powers of attorney are granted by any of the means described above. Powers of attorney in connection with Board meetings may also be granted by a manager in accordance with such conditions as may be accepted by the Board.

17.3. Signatures may be in handwritten or electronic form, provided they fulfil all legal requirements to be deemed equivalent to handwritten signatures. Signatures of the Managers Circular Resolutions or the Shareholders Circular Resolutions, as the case may be, are affixed on one original or on several counterparts of the same document, all of which taken together constitute one and the same document.

17.4. All matters not expressly governed by the Articles are determined in accordance with the Law and, subject to any non waivable provisions of the law, any agreement entered into by the shareholders from time to time.

Suit la traduction française du texte qui précède:

I. Dénomination - Siège social - Objet - Durée

Art. 1 er . Dénomination. Le nom de la société est 6922767 HOLDING SARL (la Société). La Société est une société à responsabilité limitée régie par les lois du Grand-Duché de Luxembourg, et en particulier par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la Loi), ainsi que par les présents statuts (les Statuts).

Art. 2. Siège social.

2.1 Le siège social de la Société est établi à Luxembourg, Grand-Duché de Luxembourg. Il peut être transféré dans la commune par décision du conseil de gérance (le Conseil). Le siège social peut être transféré en tout autre endroit du Grand-Duché de Luxembourg par une résolution des associés, selon les modalités requises pour la modification des Statuts.

2.2 Il peut être créé des succursales, filiales ou autres bureaux tant au Grand-Duché de Luxembourg qu’à l’étranger par décision du Conseil. Lorsque le Conseil estime que des développements ou événements extraordinaires d’ordre politique ou militaire se sont produits ou sont imminents, et que ces développements ou événements sont de nature compromettre les activités normales de la Société à son siège social, ou la communication aisée entre le siège social et l’étranger, le siège social peut être transféré provisoirement à l’étranger, jusqu’à cessation complète de ces circonstances. Ces mesures provisoires n’ont aucun effet sur la nationalité de la Société qui, nonobstant le transfert provisoire de son siège social, reste une société luxembourgeoise.

Art. 3. Objet social.

3.1. L’objet de la Société est la prise de participations, tant au Luxembourg qu’à l’étranger, dans toutes sociétés ou entreprises sous quelque forme que ce soit, et la gestion de ces participations. La Société peut notamment acquérir par souscription, achat et échange ou de toute autre manière tous titres, actions et autres valeurs de participation, obligations, créances, certificats de dépôt et autres instruments de dette, et plus généralement, toutes valeurs et instruments financiers émis par toute entité publique ou privée. Elle peut participer à la création, au développement, à la gestion et au contrôle de toute société ou entreprise. Elle peut en outre investir dans l’acquisition et la gestion d’un portefeuille de brevets ou d’autres droits de propriété intellectuelle de quelque nature ou origine que ce soit.

3.2. La Société peut emprunter sous quelque forme que ce soit, sauf par voie d’offre publique. Elle peut procéder, uniquement par voie de placement privé, à l’émission de billets à ordre, d’obligations et de titres et instruments de toute autre nature. La Société peut prêter des fonds, y compris notamment, les revenus de tous emprunts, à ses filiales, sociétés affiliées ainsi qu’à toutes autres sociétés. La Société peut également consentir des garanties et nantir, céder, grever de charges ou autrement créer et accorder des sûretés sur toute ou partie de ses actifs afin de garantir ses propres obligations et celles de toute autre société et, de manière générale, en sa faveur et en faveur de toute autre société ou personne. En tout état de cause, la Société ne peut effectuer aucune activité réglementée du secteur financier sans avoir obtenu l’autorisation requise.

3.3. La Société peut employer toutes les techniques et instruments nécessaires à une gestion efficace de ses investissements et à sa protection contre les risques de crédit, les fluctuations monétaires, les fluctuations de taux d’intérêt et autres risques.

3.4. La Société peut effectuer toutes les opérations commerciales, financières ou industrielles et toutes les transactions concernant des biens immobiliers ou mobiliers qui, directement ou indirectement, favorisent ou se rapportent à son objet social.

Art. 4. Durée.

4.1. La Société est formée pour une durée indéterminée.

4.2. La Société n’est pas dissoute en raison de la mort, de la suspension des droits civils, de l’incapacité, de l’insolvabilité, de la faillite ou de tout autre évènement similaire affectant un ou plusieurs associés.

II. Capital - Parts sociales

Art 5. Capital.

5.1. Le capital social est fixé à douze mille cinq cents euros (EUR 12.500,-), représenté par douze mille cinq cents (12.500) parts sociales sous forme nominative, ayant une valeur nominale de un euro (EUR 1,-) chacune, toutes souscrites et entièrement libérées.

5.2. Le capital social peut être augmenté ou réduit à une ou plusieurs reprises par une résolution des associés, adoptée selon les modalités requises pour la modification des Statuts.

Art. 6. Parts sociales.

6.1. Les parts sociales sont indivisibles et la Société ne reconnaît qu’un (1) seul propriétaire par part sociale.

6.2. Les parts sociales sont librement cessibles entre associés.

Lorsque la Société a un associé unique, les parts sociales sont librement cessibles aux tiers.

Lorsque la Société a plus d’un associé, la cession des parts sociales (inter vivos) à des tiers est soumise à l’accord préalable des associés représentant au moins les trois-quarts (3/4) du capital social.

La cession de parts sociales à un tiers par suite du décès doit être approuvée par les associés représentant les trois-quarts (3/4) des droits détenus par les survivants.

Une cession de parts sociales n’est opposable à l’égard de la Société ou des tiers, qu’après avoir été notifiée à la Société ou acceptée par celle-ci conformément à l’article 1690 du Code Civil.

6.3. Un registre des associés est tenu au siège social et peut être consulté à la demande de chaque associé.

6.4. La Société peut racheter ses propres parts sociales à condition que la Société ait des réserves distribuables suffisantes à cet effet ou que le rachat résulte de la réduction du capital social de la Société.

III. Gestion - Représentation

Art. 7. Nomination et révocation des gérants.

7.1. La Société est gérée par un ou plusieurs gérants nommés par une résolution des associés, qui fixe la durée de leur mandat. Les gérants ne doivent pas être associés.

7.2. Les gérants sont révocables à tout moment (avec ou sans raison) par une décision des associés.

Art. 8. Conseil de gérance. Si plusieurs gérants sont nommés, ils constituent le conseil de gérance (le Conseil) composé de gérants de classe A et de gérant de classe B.

8.1. Pouvoirs du conseil de gérance

(i) Tous les pouvoirs non expressément réservés par la Loi ou les Statuts à ou aux associés sont de la compétence du Conseil, qui a tous les pouvoirs pour effectuer et approuver tous les actes et opérations conformes à l’objet social.

(ii) Des pouvoirs spéciaux et limités peuvent être délégués par le Conseil à un ou plusieurs agents pour des tâches spécifiques.

8.2. Procédure

(i) Le Conseil se réunit sur convocation d’au moins deux (2) gérants au lieu indiqué dans l’avis de convocation, qui en principe, est au Luxembourg.

(ii) Il est donné à tous les gérants une convocation écrite de toute réunion du Conseil au moins vingt-quatre (24) heures à l’avance, sauf en cas d’urgence, auquel cas la nature et les circonstances de cette urgence sont mentionnées dans la convocation à la réunion.

(iii) Aucune convocation n’est requise si tous les membres du Conseil sont présents ou représentés et s’ils déclarent avoir parfaitement eu connaissance de l’ordre du jour de la réunion. Un gérant peut également renoncer à la convocation à une réunion, que ce soit avant ou après ladite réunion. Des convocations écrites séparées ne sont pas exigées pour des réunions se tenant dans des lieux et à des heures fixés dans un calendrier préalablement adopté par le Conseil.

(iv) Un gérant peut donner une procuration à un autre gérant afin de le représenter à toute réunion du Conseil.

(v) Le Conseil ne peut délibérer et agir valablement que si la majorité de ses membres sont présents ou représentés et au moins un gérant de classe A et un gérant de classe B sont présents ou représentés. Les décisions du Conseil sont valablement adoptées à la majorité des voix exprimées à condition qu’au moins un gérant de classe A ait approuvé la décision. Les décisions du Conseil sont consignées dans des procès-verbaux signés par le président de la réunion ou, si aucun président n’a été nommé, par tous les gérants présents ou représentés.

(vi) Tout gérant peut participer à toute réunion du Conseil par téléphone ou visioconférence ou par tout autre moyen de communication permettant à l’ensemble des personnes participant à la réunion de s’identifier, de s’entendre et de se parler. La participation par un de ces moyens équivaut à une participation en personne à une réunion valablement convoquée et tenue.

(vii) Des résolutions circulaires signées par tous les gérants (les Résolutions Circulaires des Gérants) sont valables et engagent la Société comme si elles avaient été adoptées lors d’une réunion du Conseil valablement convoquée et tenue et portent la date de la dernière signature.

8.3. Représentation

(i) La Société est engagée vis-à-vis des tiers en toutes circonstances par es signatures conjointes d’un gérant de classe A et d’un gérant de classe B.

(ii) La Société est également engagée vis-à-vis des tiers par la signature de toutes personnes à qui des pouvoirs spéciaux ont été délégués.

Art 9. Gérant unique.

9.1 Si la Société est gérée par un gérant unique, toute référence dans les Statuts au Conseil ou aux gérants doit être considérée, le cas échéant, comme une référence au gérant unique.

9.2. La Société est engagée vis-à-vis des tiers par la signature du gérant unique.

9.3. La Société est également engagée vis-à-vis des tiers par la signature de toutes personnes à qui des pouvoirs spéciaux ont été délégués.

Art. 10. Responsabilité des gérants.

10.1. Les gérants ne contractent, à raison de leur fonction, aucune obligation personnelle concernant les engagements régulièrement pris par eux au nom de la Société, dans la mesure où ces engagements sont conformes aux Statuts et à la Loi.

IV. Associé(s)

Art. 11. Assemblées générales des associés et résolutions circulaires des associés.

11.1. Pouvoirs et droits de vote

(i) Les résolutions des associés sont adoptées en assemblée générale des associés (l’Assemblée Générale) ou par voie de résolutions circulaires (les Résolutions Circulaires des Associés).

(ii) Dans le cas où les résolutions sont adoptées par Résolutions Circulaires des Associés, le texte des résolutions est communiqué à tous les associés, conformément aux Statuts. Les Résolutions Circulaires des Associés signées par tous les associés sont valables et engagent la Société comme si elles avaient été adoptées lors d’une Assemblée Générale valablement convoquée et tenue et portent la date de la dernière signature.

(iii) Chaque part sociale donne droit à un (1) vote.

11.2. Convocations, quorum, majorité et procédure de vote

(i) Les associés sont convoqués aux Assemblées Générales ou consultés par écrit à l’initiative de tout gérant ou des associés représentant plus de la moitié (1/2) du capital social.

(ii) Une convocation écrite à toute Assemblée Générale est donnée a tous les associés au moins huit (8) jours avant la date de l’assemblée, sauf en cas d’urgence, auquel cas, la nature et les circonstances de cette urgence sont précisées dans la convocation à ladite assemblée.

(iii) Les Assemblées Générales seront tenues au lieu et heure précisés dans les convocations.

(iv) Si tous les associés sont présents ou représentés et se considèrent comme ayant été valablement convoqués et informés de l’ordre du jour de l’assemblée, l’Assemblée Générale peut se tenir sans convocation préalable.

(v) Un associé peut donner une procuration écrite à toute autre personne, associé ou non, afin de le représenter à toute Assemblée Générale.

(vi) Les décisions à adopter par l’Assemblée Générale ou par Résolutions Circulaires des Associés sont adoptées par des associés détenant plus de la moitié (1/2) du capital social. Si cette majorité n’est pas atteinte à la première Assemblée Générale ou première consultation écrite, les associés sont convoqués par lettre recommandée à une seconde Assemblée Générale ou consultés une seconde fois, et les décisions sont adoptées par l’Assemblée Générale ou par Résolutions

Circulaires des Associés à la majorité des voix exprimées, sans tenir compte de la proportion du capital social représenté.

(vii) Les Statuts sont modifiés avec le consentement de la majorité (en nombre) des associés détenant au moins les trois-quarts (3/4) du capital social.

(viii) Tout changement de nationalité de la Société ainsi que toute augmentation de l’engagement d’un associé dans la Société exige le consentement unanime des associés.

Art. 12. Associé unique.

12.1. Dans le cas où le nombre des associés est réduit à un (1), l’associé unique exerce tous les pouvoirs conférés par la Loi à l’Assemblée Générale.

12.2. Toute référence dans les Statuts aux associés et à l’Assemblée Générale ou aux Résolutions Circulaires des Associés doit être considérée, le cas échéant, comme une référence à l’associé unique ou aux résolutions de ce dernier.

12.3. Les résolutions de l’associé unique sont consignées dans des procès-verbaux ou rédigées par écrit

V. Comptes annuels - Affectation des bénéfices - Contrôle

Art. 13. Exercice social et approbation des comptes annuels.

13.1. L’exercice social commence le premier (1) mai de chaque année et se termine le trente (30) avril de l’année suivante.

13.2. Chaque année, le Conseil dresse le bilan et le compte de profits et pertes, ainsi qu’un inventaire indiquant la valeur des actifs et passifs de la Société, avec une annexe résumant les engagements de la Société ainsi que les dettes du ou des gérants et des associés envers la Société.

13.3. Tout associé peut prendre connaissance de l’inventaire et du bilan au siège social.

13.4. Le bilan et le compte de profits et pertes sont approuvés par l’Assemblée Générale annuelle ou par Résolutions Circulaires des Associés dans les six (6) mois de la clôture de l’exercice social.

13.5. Lorsque le nombre d’associés de la Société excède vingt-cinq (25) associés, l’Assemblée Générale annuelle doit se tenir chaque année le premier mardi du mois de juin à 15 heures au siège social de la Société, et si ce jour n’est pas un jour ouvrable pour les banques à Luxembourg (un Jour Ouvrable), le Jour Ouvrable suivant à la même heure et au même lieu.

Art. 14. Réviseurs d’entreprises.

14.1. Lorsque le nombre d’associés de la Société excède vingt-cinq (25) associés, les opérations de la Société sont contrôlées par un ou plusieurs commissaire(s) aux comptes, qui peuvent être associés ou non.

14.2. Les opérations de la Société seront supervisées par un ou plusieurs réviseurs d’entreprise, dans les cas prévus par la loi.

14.3. Les associés devront nommer le(s) commissaire(s) aux comptes/ réviseurs d’entreprise et déterminer leur nombre, leur rémunération et la durée de leur mandat, lequel ne pourra dépasser six (6) ans. Le(s) commissaire(s) aux comptes/ réviseur d’entreprise pourront être réélus.

Art. 15. Affectation des bénéfices.

15.1. Cinq pour cent (5%) des bénéfices nets annuels de la Société sont affectés à la réserve requise par la Loi. Cette affectation cesse d’être exigée quand la réserve légale atteint dix pour cent (10%) du capital social.

15.2. Les associés décident de l’affectation du solde des bénéfices nets annuels. Ils peuvent allouer ce bénéfice au paiement d’un dividende, l’affecter à un compte de réserve ou le reporter.

15.3. Des dividendes intérimaires peuvent être distribués, à tout moment, aux conditions suivantes:

(i) des comptes intérimaires sont établis par le Conseil;

(ii) ces comptes intérimaires montrent que des bénéfices et autres réserves (en ce compris la prime d’émission) suffisants sont disponibles pour une distribution;

étant entendu que le montant à distribuer ne peut excéder le montant des bénéfices réalisés depuis la fin du dernier exercice social dont les comptes annuels ont été approuvés, le cas échéant, augmenté des bénéfices reportés et des réserves distribuables, et réduit par les pertes reportées et les sommes à affecter à la réserve légale;

(iii) la décision de distribuer des dividendes intérimaires doit être adoptée par les associés dans les deux (2) mois suivant la date des comptes intérimaires;

(iv) les droits des créanciers de la Société ne sont pas menacés, compte tenu des actifs de la Société; et

(v) si les dividendes intérimaires qui ont été distribué excédent les benéfices distribuables à la fin de l’exercice social, les associés doivent reverser l’excès à la Société.

VI. Dissolution - Liquidation

16.1. La Société peut être dissoute à tout moment, par une résolution des associés adoptée par la moitié (1/2) des associés détenant les trois-quarts (3/4) du capital social. Les associés nomment un ou plusieurs liquidateurs, qui n’ont pas besoin d’être associés, pour réaliser la liquidation et déterminent leur nombre, pouvoirs et rémunération. Sauf décision contraire des associés, les liquidateurs sont investis des pouvoirs les plus étendus pour réaliser les actifs et payer les dettes de la Société.

16.2. Le boni de liquidation après la réalisation des actifs et le paiement des dettes est distribué aux associés proportionnellement aux parts sociales détenues par chacun d’entre eux.

VII. Dispositions générales

17.1. Les convocations et communications, respectivement les renonciations à celles-ci, sont faites, et les Résolutions Circulaires des Gérants ainsi que les Résolutions Circulaires des Associés sont établies par écrit, télégramme, téléfax, e-mail ou tout autre moyen de communication électronique.

17.2. Les procurations sont données par tout moyen mentionné ci-dessus. Les procurations relatives aux réunions du Conseil peuvent également être données par un gérant conformément aux conditions acceptées par le Conseil.

17.3. Les signatures peuvent être sous forme manuscrite ou électronique, á condition de satisfaire aux conditions légales pour être assimilées à des signatures manuscrites. Les signatures des Résolutions Circulaires des Gérants ou des Résolutions Circulaires des Associés, selon le cas, sont apposées sur un original ou sur plusieurs copies du même document, qui ensemble, constituent un seul et unique document.

17.4. Pour tous les points non expressément prévus par les Statuts, il est fait référence à la Loi et, sous réserve des dispositions légales d’ordre public, à tout accord conclu de temps à autre entre les associés.

Pour statuts coordonnés

Le notaire

6922767 Holding SARL

Société à responsabilité limitée

Siège social: 9, rue Sainte Zithe, L-2763 Luxembourg

Grand-Duché de Luxembourg

CONSTITUTION DE SOCIETE

DU 20 FEVRIER 2008                                                              N° 50965

In the year two thousand and eight, on the twentieth day of February,

Before us, Maître Joseph Elvinger, notary residing at Luxembourg, Grand Duchy of

Luxembourg,

THERE APPEARED:

6922767 Holding (Cayman) Inc., a Cayman Islands exempted limited partnership, having its registered office at Walker House, Mary Street, George Town, Grand Cayman, KYI -9002, Grand Caymans, registered under number 204856, here represented by Bernard Beerens, Avocat à la Cour, with professional address in Luxembourg, by virtue of a power of attorney given under private seal.

Such power of attorney, after having been signed ne varietur by the representative of the appearing party and the undersigned notary, will remain annexed to this deed for the purpose of registration.

The appearing party, represented as above, has requested the undersigned notary, to state as follows the articles of incorporation of a private limited liability company (société à responsabilité limitée), which is hereby incorporated:

I. NAME – REGISTERED OFFICE – OBJECT – DURATION

Art. 1.	Name

The name of the company is “6922767 Holding SARL” (the Company). The Company is a private limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg and, in particular, the law of August 10, 1915, on commercial companies, as amended (the Law), and these articles of incorporation (the Articles).

Art. 2.	Registered office

2.1.	The registered office of the Company is established in Luxembourg, Grand Duchy of Luxembourg. It may be transferred within the municipality by a resolution of the board of managers (the Board). The registered office may be transferred to any other place in the Grand Duchy of Luxembourg by a resolution of the shareholders, acting in accordance with the conditions prescribed for the amendment of the Articles.

2.2.	Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the Board. Where the Board determines that extraordinary political or military developments or events have occurred or are imminent and that these developments or events may interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these circumstances. Such temporary measures have no effect on the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, remains a Luxembourg incorporated company.

Art. 3.	Corporate object

3.1	The purpose of the Company is the acquisition of participations, in Luxembourg or abroad, in any companies or enterprises in any form whatsoever and the management of such participations. The Company may in particular acquire by subscription, purchase and exchange or in any other manner any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and more generally, any securities and financial instruments issued by any public or private entity. It may participate in the creation, development, management and control of any company or enterprise. It may further invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin.

3.2.	The Company may borrow in any form, except by way of public offer. It may issue, by way of private placement only, notes, bonds and any kind of debt and equity securities. The Company may lend funds including, without limitation, the proceeds of any borrowings, to its subsidiaries, affiliated companies and any other companies. The Company may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over all or some of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person. For the avoidance of doubt, the Company may not carry out any regulated activities of the financial sector without having obtained the required authorisation.

3.3.	The Company may use any techniques and instruments to efficiently manage its investments and to protect itself against credit risks, currency exchange exposure, interest rate risks and other risks.

3.4.	The Company may carry out any commercial, financial or industrial operations and any transactions with respect to real estate or movable property which, directly or indirectly, favour or relate to its corporate object.

Art 4.	Duration

4.1.	The Company is formed for an unlimited duration.

4.2	The Company is not dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or several shareholders.

II. CAPITAL - SHARES

Art. 5.	Capital

5.1.	The share capital is set at twelve thousand five hundred euro (EUR 12,500.-), represented by twelve thousand five hundred (12,500) shares in registered form, having a par value of one euro (EUR 1.-) each, all subscribed and fully paid-up.

5.2.	The share capital may be increased or decreased in one or several times by a resolution of the shareholders, acting in accordance with the conditions prescribed for the amendment of the Articles.

Art. 6.	Shares

6.1.	The shares are indivisible and the Company recognises only one (1) owner per share.

6.2.	Shares are freely transferable among shareholders.

Where the Company has a sole shareholder, shares are freely transferable to third parties.

Where the Company has more than one shareholder, the transfer of shares (inter vivos) to third parties is subject to the prior approval of the shareholders representing at least three-quarters (3/4) of the share capital.

The transfer of shares by reason of death to third parties must be approved by the shareholders representing three-quarters (3/4) of the rights owned by the survivors.

A share transfer is only binding upon the Company or third parties following a notification to, or acceptance by, the Company in accordance with article 1690 of the Civil Code.

6.3.	A register of shareholders is kept at the registered office and may be examined by each shareholder upon request.

6.4.	The Company may redeem its own shares provided that the Company has sufficient distributable reserves for that purpose or if the redemption results from a reduction of the Company’s share capital.

III. MANAGEMENT – REPRESENTATION

Art. 7.	Appointment and removal of managers

7.1.	The Company is managed by one or more managers appointed by a resolution of the shareholders, which sets the term of their office. The managers need not be shareholders.

The managers may be removed at any time (with or without cause) by a resolution of the shareholders.

Art. 8.	Board of managers

If several managers are appointed, they constitute the board of managers (the Board) composed of class A managers and class B managers.

8.1.	Powers of the board of managers

(i)	All powers not expressly reserved to the shareholder(s) by the Law or the Articles fall within the competence of the Board, who has all powers to carry out and approve all acts and operations consistent with the corporate object.

(ii)	Special and limited powers may be delegated for specific matters to one or more agents by the Board.

8.2.	Procedure

(i)	The Board meets upon the request of any two (2) managers, at the place indicated in the convening notice which, in principle, is in Luxembourg.

(ii)	Written notice of any meeting of the Board is given to all managers at least twenty-four (24) hours in advance, except in case of emergency, the nature and circumstances of which are set forth in the notice of the meeting.

(iii)	No notice is required if all members of the Board are present or represented and if they state to have full knowledge of the agenda of the meeting. Notice of a meeting may also be waived by a manager, either before or after a meeting. Separate written notices are not required for meetings that are held at times and places indicated in a schedule previously adopted by the Board.

(iv)	A manager may grant a power of attorney to another manager in order to be represented at any meeting of the Board.

(v)	The Board can validly deliberate and act only if a majority of its members is present or represented and at least one class A manager and one class B manager is present or represented. Resolutions of the Board are validly taken by a majority of the votes of the managers present or represented. The resolutions of the Board are recorded in minutes signed by the chairman of the meeting or, if no chairman has been appointed, by all the managers present or represented.

(vi)	Any manager may participate in any meeting of the Board by telephone or video conference or by any other means of communication allowing all the persons taking part in the meeting to identify, hear and speak to each other. The participation by these means is deemed equivalent to a participation in person at a meeting duly convened and held.

(vii)	Circular resolutions signed by all the managers (the Managers Circular Resolutions), are valid and binding as if passed at a Board meeting duly convened and held and bear the date of the last signature.

8.3.	Representation

(i)	The Company is bound towards third parties in all matters by the joint signatures of one class A manager and one class B manager.

(ii)	The Company is also bound towards third parties by the signature of any persons to whom special powers have been delegated.

Art. 9.	Sole manager

9.1.	If the Company is managed by a sole manager, any reference in the Articles to the Board or the managers is to be read as a reference to such sole manager, as appropriate.

9.2.	The Company is bound towards third parties by the signature of the sole manager.

9.3.	The Company is also bound towards third parties by the signature of any persons to whom special powers have been delegated.

Art. 10.	Liability of the managers

10.1.	The managers may not, by reason of their mandate, be held personally liable for any commitments validly made by them in the name of the Company, provided such commitments comply with the Articles and the Law.

IV. SHAREHOLDER(S)

Art. 11.	General meetings of shareholders and shareholders circular resolutions

11.1.	Powers and voting rights

(i)	Resolutions of the shareholders are adopted at a general meeting of shareholders (the General Meeting) or by way of circular resolutions (the Shareholders Circular Resolutions) in case the number of shareholders of the Company is less or equal to twenty-five.

(ii)	Where resolutions are to be adopted by way of Shareholders Circular Resolutions, the text of the resolutions is sent to all the shareholders, in accordance with the Articles. Shareholders Circular Resolutions signed by all the shareholders are valid and binding as if passed at a General Meeting duly convened and held and bear the date of the last signature.

(iii)	Each share entitles to one (1) vote.

11.2.	Notices, quorum, majority and voting procedures

(i)	The shareholders are convened to General Meetings or consulted in writing at the initiative of any manager or shareholders representing more than one-half (1/2) of the share capital.

(ii)	Written notice of any General Meeting is given to all shareholders at least eight (8) calendar days in advance of the date of the meeting, except in case of emergency, the nature and circumstances of which are set forth in the notice of the meeting.

(iii)	General Meetings are held at such place and time specified in the notices.

(iv)	If all the shareholders are present or represented and consider themselves as duly convened and informed of the agenda of the meeting, the General Meeting may be held without prior notice.

(v)	A shareholder may grant a written power of attorney to another person, whether or not a shareholder, in order to be represented at any General Meeting.

(vi)	Resolutions to be adopted at General Meetings or by way of Shareholders Circular Resolutions are passed by shareholders owning more than one-half (1/2) of the share capital. If this majority is not reached at the first General Meeting or first written consultation, the shareholders are convened by registered letter to a second General Meeting or consulted a second time and the resolutions are adopted at the General Meeting or by Shareholders Circular Resolutions by a majority of the votes cast, regardless of the proportion of the share capital represented.

(vii)	The Articles are amended with the consent of a majority (in number) of shareholders owning at least three-quarters (3/4) of the share capital.

(viii)	Any change in the nationality of the Company and any increase of a shareholder’s commitment in the Company require the unanimous consent of the shareholders.

Art. 12.	Sole shareholder

12.1	Where the number of shareholders is reduced to one (1), the sole shareholder exercises all powers conferred by the Law to the General Meeting.

12.2.	Any reference in the Articles to the shareholders and the General Meeting or to Shareholders Circular Resolutions is to be read as a reference to such sole shareholder or the resolutions of the latter, as appropriate.

12.3.	The resolutions of the sole shareholder are recorded in minutes or drawn up in writing.

V. ANNUAL ACCOUNTS - ALLOCATION OF PROFITS - SUPERVISION

Art. 13.	Financial year and approval of annual accounts

13.1.	The financial year begins on the first (1) of January and ends on the thirty-first (31) of December of each year.

13.2	Each year, the Board prepares the balance sheet and the profit and loss account, as well as an inventory indicating the value of the Company’s assets and liabilities, with an annex summarising the Company’s commitments and the debts of the manager(s) and shareholders towards the Company.

13.3.	Each shareholder may inspect the inventory and the balance sheet at the registered office.

13.4.	The balance sheet and profit and loss account are approved at the annual General Meeting or by way of Shareholders Circular Resolutions within six (6) months from the closing of the financial year.

13.5.	In case the number of shareholders of the Company exceeds twenty-five (25), the annual General Meeting shall be held each year on the the first Tuesday of June each year at 3.00 pm at the registered office of the Company, and if such day is not a day on which banks are opened for general business in the city of Luxembourg (i.e. a Business Day), on the next following Business Day at the same time and place.

Art. 14.	Commissaire aux comptes - Réviseurs d’entreprises

14.1.	In case the number of shareholders of the Company exceeds twenty-five (25), the supervision of the Company shall be entrusted to one or more statutory auditor(s) (commissaire(s) aux comptes), who may or may not be shareholders.

14.1	The operations of the Company are supervised by one or several réviseurs d’entreprises, when so required by law.

14.2.	The shareholders appoint the commissaires aux comptes, if any and réviseurs d ‘entreprises, if any, and determine their number, remuneration and the term of their office, which may not exceed six (6) years. The commissaires aux comptes and the réviseurs d’entreprises may be re-appointed.

Art. 15.	Allocation of profits

15.1.	From the annual net profits of the Company, five per cent (5%) is allocated to the reserve required by Law. This allocation ceases to be required when the legal reserve reaches an amount equal to ten per cent (10%) of the share capital.

15.2.	The shareholders determine how the balance of the annual net profits is disposed of. It may allocate such balance to the payment of a dividend, transfer such balance to a reserve account or carry it forward.

15.3.	Interim dividends may be distributed, at any time, under the following conditions:

(i) interim accounts are drawn up by the Board;

(ii)       these interim accounts show that sufficient profits and other reserves (including share premium) are available for distribution; it being understood that the amount to be distrbuted may not exceed profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by carried forward profits and distributable reserves, and decreased by carried forward losses and sums to be allocated to the legal reserve;

(iii) the decision to distribute interim dividends must be taken by the shareholders within two (2) months from the date of the interim accounts;

(iv) the rights of the creditors of the Company are not threatened, taking into account the assets of the Company; and

(v) where the interim dividends paid exceed the distributable profits at the end of the financial year, the shareholders must refund the excess to the Company.

VI. DISSOLUTION - LIQUIDATION

16.1.	The Company may be dissolved at any time, by a resolution of the shareholders, adopted by one-half (1/2) of the shareholders holding three-quarters (3/4) of the share capital. The shareholders appoint one or several liquidators, who need not be shareholders, to carry out the liquidation and determine their number, powers and remuneration. Unless otherwise decided by the shareholders, the liquidators have the broadest powers to realise the assets and pay the liabilities of the Company.

16.2.	The surplus after the realisation of the assets and the payment of the liabilities is distributed to the shareholders in proportion to the shares held by each of them.

VII. GENERAL PROVISIONS

17.1.	Notices and communications are made or waived and the Managers Circular Resolutions as well as the Shareholders Circular Resolutions are evidenced in writing, by telegram, telefax, e-mail or any other means of electronic communication.

17.2.	Powers of attorney are granted by any of the means described above. Powers of attorney in connection with Board meetings may also be granted by a manager in accordance with such conditions as may be accepted by the Board.

17.3.	Signatures may be in handwritten or electronic form, provided they fulfil all legal requirements to be deemed equivalent to handwritten signatures. Signatures of the Managers Circular Resolutions or the Shareholders Circular Resolutions, as the case may be, are affixed on one original or on several counterparts of the same document, all of which taken together constitute one and the same document.

17.4.	All matters not expressly governed by the Articles are determined in accordance with the Law and, subject to any non waivable provisions of the law, any agreement entered into by the shareholders from time to time.

TRANSITORY PROVISION

The first financial year begins on the date of this deed and ends on December 31, 2008.

SUBSCRIPTION AND PAYMENT

6922767 Holding (Cayman) Inc., represented as stated above, subscribes to twelve thousand five hundred (12,500) shares in registered form, with a par value of one euro (EUR 1.-) each, and agrees to pay them in full by a contribution in cash in the amount of twelve thousand five hundred euro (EUR 12,500.-).

The amount of twelve thousand five hundred euro (EUR 12,500.-) is at the disposal of the Company, evidence of which has been given to the undersigned notary.

COSTS

The expenses, costs, fees and charges of any kind whatsoever to be borne by the Company in connection with its incorporation are estimated at approximately one thousand five hundred Euro (EUR 1,500.-).

RESOLUTIONS OF THE SOLE SHAREHOLDER

Immediately after the incorporation of the Company, the sole shareholder of the Company, representing the entire subscribed capital, has passed the following resolutions:

1. The following persons are appointed as class A managers of the Company for an indefinite period:

Mark Mc Comiskey, born on October 14, 1972 in Dublin (Ireland), with professional address at First Reserve Corporation, One Lafayette Place, Greenwich, CT 06830, United States of America; and

Dod Wales, born on November 26, 1976 in Cincinnati, Ohio (United States of America), with professional address at First Reserve Corporation, One Lafayette Place, Greenwich, CT 06830, United States of America.

2. The following persons are appointed as class B managers of the Company for an indefinite period:

Richard Brekelmans, born in Amsterdam (The Netherlands), on September 12, 1960, with professional address at 9, rue Sainte Zithe, L-2763 Luxembourg, Grand Duchy of Luxembourg;

Michael Verulst, born in Almelo (The Netherlands), on August 25, 1969 with professional address at 9, rue Sainte Zithe, L-2763 Luxembourg, Grand Duchy of Luxembourg; and

Johan Dejans, born in Aarschot (Belgium) on November 17, 1966 with professional address at 9, rue Sainte Zithe, L-2763 Luxembourg, Grand Duchy of Luxembourg.

3. The registered office of the Company is set at 9, rue Sainte Zithe, L-2763 Luxembourg, Grand Duchy of Luxembourg.

DECLARATION

The undersigned notary, who understands and speaks English, states that, on the request of the appearing party, this deed is drawn up in English, followed by a French version and, in case of divergences between the English text and the French text, the English text prevails. WHEREOF this deed was drawn up in Luxembourg, on the day stated above.

This deed has been read to the representative of the appearing party, and signed by the latter with the undersigned notary.

SUIT LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE:

L’an deux mil huit, le vingtième jour de février,

Par devant Maître Joseph Elvinger, notaire de résidence à Luxembourg, Grand-Duché de Luxembourg,

A COMPARU:

6922767 Holding (Cayman) Inc., une société existant selon le droit des Iles Cayman, ayant son siège social à Walker House, Mary Street, George Town, Grand Cayman, KY1-9002, Grand Caymans, immatriculée sous le numéro 204856, représentée par Bernard Beerens, Avocat à la Cour, avec adresse professionnelle à Luxembourg, en vertu d’une procuration donnée sous seing privé.

Ladite procuration, après avoir été signée ne varietur par le mandataire de la partie comparante et le notaire instrumentant, restera annexée au présent acte pour les formalités de l’enregistrement.

La partie comparante, représentée comme indiqué ci-dessus, a prié le notaire instrumentant d’acter de la façon suivante les statuts d’une société a responsabilité limitée qui est ainsi constituée:

I. DENOMINATION – SIEGE SOCIAL – OBJET – DUREE

Art.1.	Dénomination

Le nom de la société est “6922767 Holding SARL” (la Société). La Société est une société à responsabilité limitée régie par les lois du Grand-Duehé de Luxembourg, et en particulier par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la Loi), ainsi que par les présents statuts (les Statuts).

Art.2.	Siège social

2.1

Le siège social de la Société est établi à Luxembourg, Grand-Duché de Luxembourg. Il peut être transféré dans la commune par décision du conseil de gérance (le Conseil). Le siège social peut être transféré en tout autre endroit du Grand-Duché de Luxembourg par une résolution des associés, selon les modalités requises pour la modification des Statuts.

2.2	Il peut être créé des succursales, filiales ou autres bureaux tant au Grand-Duché de Luxembourg qu’à l’étranger par décision du Conseil. Lorsque le Conseil estime que des développements ou événements extraordinaires d’ordre politique ou militaire se sont produits ou sont imminents, et que ces développements ou évènements sont de nature compromettre les activités normales de la Société à son siège social, ou la communication aisée entre le siège social et l’étranger, le siège social peut être transféré provisoirement à l’étranger, jusqu’à cessation complète de ces circonstances. Ces mesures provisoires n’ont aucun effet sur la nationalité de la Société qui, nonobstant le transfert provisoire de son siège social, reste une société luxembourgeoise.

Art. 3.	Objet social

3.1.	L’objet de la Société est la prise de participations, tant au Luxembourg qu’à l’étranger, dans toutes sociétés ou entreprises sous quelque forme que ce soit, et la gestion de ces participations. La Société peut notamment acquérir par souscription, achat et échange ou de toute autre manière tous titres, actions et autres valeurs de participation, obligations, créances, certificats de dépôt et autres instruments de dette, et plus généralement, toutes valeurs et instruments financiers émis par toute entité publique ou privée. Elle peut participer à la création, au développement, à la gestion et au contrôle de toute société ou entreprise. Elle peut en outre investir dans l’acquisition et la gestion d’un portefeuille de brevets ou d’autres droits de propriété intellectuelle de quelque nature ou origine que ce soit.

3.2.	La Société peut emprunter sous quelque forme que ce soit, sauf par voie d’offre publique. Elle peut procéder, uniquement par voie de placement privé, à I’émission de billets à ordre, d’obligations et de titres et instruments de toute autre nature. La Société peut prêter des fonds, y compris notamment, les revenus de tous emprunts, à ses filiales, sociétés affiliées ainsi qu’à toutes autres sociétés. La Société peut également consentir des garanties et nantir, céder, grever de charges ou autrement créer et accorder des sûretés sur toute ou partie de ses actifs afin de garantir ses propres obligations et celles de toute autre société et, de manière générale, en sa faveur et en faveur de toute autre société ou personne. En tout état de cause, la Société ne peut effectuer aucune activité réglementée du secteur financier sans avoir obtenu l’autorisation requise.

3.3.	La Société peut employer toutes les techniques et instruments nécessaires à une gestion efficace de ses investissements et à sa protection contre les risques de crédit, les fluctuations monétaires, les fluctuations de taux d’intérêt et autres risques.

3.4.	La Société peut effectuer toutes les opérations commerciales, financières ou industrielles et toutes les transactions concernant des biens immobiliers ou mobiliers qui, directement ou indirectement, favorisent ou se rapportent à son objet social.

Art. 4.	Durée

4.1.	La Société est formée pour une durée indéterminée.

4.2.	La Société n’est pas dissoute en raison de la mort, de la suspension des droits civils, de l’incapacité, de l’insolvabilité, de la faillite ou de tout autre évènement similaire affectant un ou plusieurs associés.

II. CAPITAL – PARTS SOCIALES

Art. 5.	Capital

5.1.	Le capital social est fixé à douze mille cinq cents euros (EUR 12.500.-), représenté par douze mille cinq cents (12.500) parts sociales sous forme nominative, ayant une valeur nominale de un euro (EUR 1.-) chacune, toutes souscrites et entièrement libérées.

5.2.	Le capital social peut être augmenté ou réduit à une ou plusieurs reprises par une résolution des associés, adoptée selon les modalités requises pour la modification des Statuts.

Art. 6.	Parts sociales

6.1.	Les parts sociales sont indivisibles et la Société ne reconnaît qu’un (1) seul propriétaire par part sociale.

6.2.	Les parts sociales sont librement cessibles entre associés.

Lorsque la Société a un associé unique, les parts sociales sont librement cessibles aux tiers.

Lorsque la Société a plus d’un associé, la cession des parts sociales (inter vivos) à des tiers est soumise à l’accord préalable des associés représentant au moins les trois-quarts (3/4) du capital social.

La cession de parts sociales à un tiers par suite du décès doit être approuvée par les associés représentant les trois-quarts (3/4) des droits détenus par les survivants.

Une cession de parts sociales n’est opposable à l’égard de la Société ou des tiers, qu’après avoir été notifiée à la Société ou acceptée par celle-ci conformément à l’article 1690 du Code Civil.

6.3.	Un registre des associés est tenu au siège social et peut être consulté à la demande de chaque associé.

6.4.	La Société peut racheter ses propres parts sociales à condition que la Société ait des réserves distribuables suffisantes à cet effet ou que le rachat résulte de la réduction du capital social de la Société.

III. GESTION – REPRESENTATION

Art. 7.	Nomination et révocation des gérants

7.1.	La Société est gérée par un ou plusieurs gérants nommés par une résolution des associés, qui fixe la durée de leur mandat. Les gérants ne doivent pas être associés.

7.2.	Les gérants sont révocables à tout moment (avec ou sans raison) par une décision des associés.

Art. 8.	Conseil de gérance

Si plusieurs gérants sont nommés, ils constituent le conseil de gérance (le Conseil) composé de gérants de classe A et de gérant de classe B.

8.1.	Pouvoirs du conseil de gérance

(i)	Tous les pouvoirs non expressément réservés par la Loi ou les Statuts à ou aux associés sont de la compétence du Conseil, qui a tous les pouvoirs pour effectuer et approuver tous les actes et opérations conformes à l’objet social.

(ii)	Des pouvoirs spéciaux et limités peuvent être délégués par le Conseil à un ou plusieurs agents pour des tâches spécifiques.

8.2.	Procédure

(i)	Le Conseil se réunit sur convocation d’au moins deux (2) gérants au lieu indiqué dans l’avis de convocation, qui en principe, est au Luxembourg.

(ii)	Il est donné à tous les gérants une convocation écrite de toute réunion du Conseil au moins vingt-quatre (24) heures à l’avance, sauf en cas d’urgence, auquel cas la nature et les circonstances de cette urgence sont mentionnées dans la convocation à la réunion.

(iii)	Aucune convocation n’est requise si tous les membres du Conseil sont présents ou représentés et s’ils déclarent avoir parfaitement eu connaissance de l’ordre du jour de la réunion. Un gérant peut également renoncer à la convocation à une réunion, que ce soit avant ou après ladite réunion. Des convocations écrites séparées ne sont pas exigées pour des réunions se tenant dans des lieux et à des heures fixés dans un calendrier préalablement adopté par le Conseil.

(iv)	Un gérant peut donner une procuration à un autre gérant afin de le représenter à toute réunion du Conseil.

(v)	Le Conseil ne peut délibérer et agir valablement que si la majorité de ses membres sont présents ou représentés et au moins un gérant de classe A et un gérant de classe B sont présents ou représentés. Les décisions du Conseil sont valablement adoptées à la majorité des voix des gérants présents ou représentés. Les décisions du Conseil sont consignées dans des procès-verbaux signés par le président de la réunion ou, si aucun président n’a été nommé, par tous les gérants présents ou représentés.

(vi)	Tout gérant peut participer à toute réunion du Conseil par téléphone ou visio-conférence ou par tout autre moyen de communication permettant à l’ensemble des personnes participant à la réunion de s’identifier, de s’entendre et de se parler. La participation par un de ces moyens équivaut à une participation en personne à une réunion valablement convoquée et tenue.

(vii)	Des résolutions circulaires signées par tous les gérants (les Résolutions Circulaires des Gérants) sont valables et engagent la Société comme si elles avaient été adoptées lors d’une réunion du Conseil valablement convoquée et tenue et portent la date de la dernière signature.

8.3.	Représentation

(i)	La Société est engagée vis-à-vis des tiers en toutes circonstances par les signatures conjointes d’un gérant de classe A et d’un gérant de classe B.

(ii)	La Société est également engagée vis-à-vis des tiers par la signature de toutes personnes à qui des pouvoirs spéciaux ont été délégués.

Art. 9.	Gérant unique

9.1.	Si la Société est gérée par un gérant unique, toute référence dans les Statuts au Conseil ou aux gérants doit être considérée, le cas échéant, comme une référence au gérant unique.

9.2.	La Société est engagée vis-à-vis des tiers par la signature du gérant unique.

9.3.	La Société est également engagée vis-à-vis des tiers par la signature de toutes personnes à qui des pouvoirs spéciaux ont été délégués.

Art. 10.	Responsabilité des gérants

10.1.	Les gérants ne contractent, à raison de leur fonction, aucune obligation personnelle concernant les engagements régulièrement pris par eux au nom de la Société, dans la mesure où ces engagements sont conformes aux Statuts et à la Loi.

IV. ASSOCIE(S)

Art. 11.	Assemblées générales des associés et résolutions circulaires des associés

11.1.	Pouvoirs et droits de vote

(i)	Les résolutions des associés sont adoptées en assemblée générale des associés (l’Assemblée Générale) ou par voie de résolutions circulaires (les Résolutions Circulaires des Associés).

(ii)	Dans le cas où les résolutions sont adoptées par Résolutions Circulaires des Associés, le texte des résolutions est communiqué à tous les associés, conformément aux Statuts. Les Résolutions Circulaires des Associés signées par tous les associés sont valables et engagent la Société comme si elles avaient été adoptées lors d’une Assemblée Générale valablement convoquée et tenue et portent la date de la dernière signature.

(iii)	Chaque part sociale donne droit à un (1) vote.

11.2.	Convocations, quorum, majorité et procédure de vote

(i)	Les associés sont convoqués aux Assemblées Générales ou consultes par écrit a l’initiative de tout gérant ou des associés représentant plus de la moitié (1/2) du capital social.

(ii)	Une convocation écrite à toute Assemblée Générale est donnée à tous les associés au moins huit (8) jours avant la date de l’assemblée, sauf en cas d’urgence, auquel cas, la nature et les circonstances de cette urgence sont précisées dans la convocation à ladite assemblée.

(iii)	Les Assemblées Générales seront tenues au lieu et heure précisés dans les convocations.

(iv)	Si tous les associés sont présents ou représentés et se considèrent comme ayant été valablement convoqués et informés de l’ordre du jour de l’assemblée, l’Assemblée Générale peut se tenir sans convocation préalable.

(v)	Un associé peut donner une procuration écrite à toute autre personne, associé ou non, afin de le représenter à toute Assemblée Générale.

(vi)	Les décisions à adopter par 1’Assemblée Générale ou par Résolutions Circulaires des Associés sont adoptées par des associés détenant plus de la moitié (1/2) du capital social. Si cette majorité n’est pas atteinte à la première Assemblée Générale ou première consultation écrite, les associés sont convoqués par lettre recommandée à une seconde Assemblée Générale ou consultés une seconde fois, et les décisions sont adoptées par l’Assemblée Générale ou par Résolutions Circulaires des Associés a la majorité des voix exprimées, sans tenir compte de la proportion du capital social représenté.

(vii)	Les Statuts sont modifiés avec le consentement de la majorité (en nombre) des associés détenant au moins les trois-quarts (3/4) du capital social.

(viii)	Tout changement de nationalité de la Société ainsi que toute augmentation de l’engagement d’un associé dans la Société exige le consentement unanime des associés.

Art. 12.	Associé unique

12.1.	Dans le cas où le nombre des associés est réduit à un (1), l’associé unique exerce tous les pouvoirs conférés par la Loi à l’Assemblée Générale.

12.2.	Toute référence dans les Statuts aux associés et à l’Assemblée Générale ou aux Résolutions Circulaires des Associés doit être considérée, le cas échéant, comme une référence à l’associé unique ou aux résolutions de ce dernier.

12.3.	Les résolutions de l’associé unique sont consignées dans des procès-verbaux ou rédigées par écrit

V. COMPTES ANNUELS – AFFECTATION DES BENEFICES – CONTRÔLE

Art. 13.	Exercice social et approbation des comptes annuels

13.1.	L’exercice social commence le premier (1) janvier et se termine le trente-et-un (31) décembre de chaque année.

13.2.	Chaque année, le Conseil dresse le bilan et le compte de profits et pertes, ainsi qu’un inventaire indiquant la valeur des actifs et passifs de la Société, avec une annexe résumant les engagements de la Société ainsi que les dettes du ou des gérants et des associés envers la Société.

13.3.	Tout associé peut prendre connaissance de l’inventaire et du bilan au siège social.

13.4.	Le bilan et le compte de profits et pertes sont approuvés par 1’Assemblée Générale annuelle ou par Résolutions Circulaires des Associés dans les six (6) mois de la clôture de l’exercice social.

13.5.	Lorsque le nombre d’associés de la Société excède vingt-cinq (25) associés, l’Assemblée Générale annuelle doit se tenir chaque année le premier mardi du mois de juin à 15 heures au siège social de la Société, et si ce jour n’est pas un jour ouvrable pour les banques à Luxembourg (Un Jour Ouvrable), le Jour Ouvrable suivant à la même heure et au même lieu.

Art. 14.	Réviseurs d’entreprises

14.1.	Lorsque le nombre d’associés de la Société excède vingt-cinq (25) associés, les opérations de la Société sont contrôlées par un ou plusieurs commissaire(s) aux comptes, qui peuvent être associés ou non.

14.2.	Les opérations de la Société seront supervisées par un ou plusieurs réviseurs d’entrepise, dans les cas prévus par la loi.

14.3	Les associés devront nommer le(s) commissaire(s) aux comptes/ réviseurs d’entreprise et déterminer leur nombre, leur rémunération et la durée de leur mandat,

lequel ne pourra dépasser six (6) ans. Le(s) commissaire(s) aux comptes/ réviseur d’entreprise pourront être réélus.

Art. 15.	Affectation des bénéfices

15.1.	Cinq pour cent (5%) des bénéfices nets annuels de la Société sont affectés à la réserve requise par la Loi. Cette affectation cesse d’être exigée quand la réserve légale atteint dix pour cent (10%) du capital social.

15.2.	Les associés décident de l’affectation du solde des bénéfices nets annuels. Ils peuvent allouer ce bénéfice au paiement d’un dividende, l’affecter à un compte de réserve ou le reporter.

15.3.	Des dividendes intérimaires peuvent être distribués, à tout moment, aux conditions suivantes:

(i) des comptes intérimaires sont établis par le Conseil;

(ii)       ces comptes intérimaires montrent que des bénéfices et autres réserves (en ce compris la prime d’émission) suffisants sont disponibles pour une distribution; étant entendu que le montant à distribuer ne peut excéder le montant des bénéfices réalisés depuis la fin du dernier exercice social dont les comptes annuels ont été approuvés, le cas échéant, augmenté des bénéfices reportés et des réserves distribuables, et réduit par les pertes reportées et les sommes à affecter à la réserve légale;

(iii) la décision de distribuer des dividendes intérimaires doit être adoptée par les associés dans les deux (2) mois suivant la date des comptes intérimaires;

(iv) les droits des créanciers de la Société ne sont pas menacés, compte tenu des actifs de la Société; et

(v) si les dividendes intérimaires qui ont été distribué excédent les bénéfices distribuables à la fin de l’exercice social, les associés doivent reverser l’excès à la Société.

VI. DISSOLUTION – LIQUIDATION

16.1.	La Société peut être dissoute à tout moment, par une résolution des associés adoptée par la moitié (1/2) des associés détenant les trois-quarts (3/4) du capital social. Les associés nomment un ou plusieurs liquidateurs, qui n’ont pas besoin d’être associés, pour réaliser la liquidation et déterminent leur nombre, pouvoirs et rémunération. Sauf décision contraire des associés, les liquidateurs sont investis des pouvoirs les plus étendus pour réaliser les actifs et payer les dettes de la Société.

16.2.	Le boni de liquidation après la réalisation des actifs et le paiement des dettes est distribué aux associés proportionnellement aux parts sociales détenues par chacun d’entre eux.

VII. DISPOSITIONS GENERALES

17.1.	Les convocations et communications, respectivement les renonciations à celles-ci, sont faites, et les Résolutions Circulaires des Gérants ainsi que les Résolutions Circulaires des Associés sont établies par écrit, télégramme, téléfax, e-mail ou tout autre moyen de communication électronique.

17.2.	Les procurations sont données par tout moyen mentionné ci-dessus. Les procurations relatives aux réunions du Conseil peuvent également être données par un gérant conformément aux conditions acceptées par le Conseil.

17.3.	Les signatures peuvent être sous forme manuscrite ou électronique, à condition de satisfaire aux conditions légales pour être assimilées à des signatures manuscrites. Les signatures des Résolutions Circulaires des Gérants ou des Résolutions Circulaires des Associés, selon le cas, sont apposées sur un original ou sur plusieurs copies du même document, qui ensemble, constituent un seul et unique document.

17.4.	Pour tous les points non expressément prévus par les Statuts, il est fait référence à la Loi et, sous réserve des dispositions légales d’ordre public, à tout accord conclu de temps à autre entre les associés.

DISPOSITION TRANSITOIRE

Le premier exercice social commence à la date du présent acte et s’achève le 31 décembre 2008.

SOUSCRIPTION ET LIBERATION

6922767 Holding (Cayman) Inc., représenté comme indiqué ci-dessus, déclare souscrire à douze mille cinq cents (12.500) parts sociales sous forme nominative, d’une valeur nominale de un euro (EUR 1 .-) chacune, et de les libérer intégralement par un apport en numéraire d’un montant de douze mille cinq cents euros (EUR 12.500.-).

Le montant de douze mille cinq cents euros (EUR 12.500.-) est à la disposition de la Société, comme il a été prouvé au notaire instrumentant.

FRAIS

Les dépenses, coûts, honoraires et charges de toutes sortes qui incombent à la Société du fait de sa constitution s’élèvent approximativement à mille cinq cents Euro (EUR 1.500,-).

RESOLUTIONS DE L’ASSOCIE UNIQUE

Immédiatement après la constitution de la Société, l’associé unique de la Société, représentant l’intégralité du capital social souscrit, ont pris les résolutions suivantes:

1. Les personnes suivantes sont nommées en qualité de gérants de classe A de la Société pour une durée indéterminée:

Mark Mc Comiskey, né le 14 octobre 1972 à Dublin (Irelande), ayant son adresse professionnelle à First Reserve Corporation, One Lafayette Place, Greenwich, CT 06830, Etats-Unis d’Amérique; et

Dod Wales, né le 26 novembre 1976 à Cincinnati, Ohio (Etats- Unis d’Amérique), ayant son adresse professionnelle à First Reserve Corporation, One Lafayette Place, Greenwich, CT 06830, Etats- Unis d’Amérique.

2. Les personnes suivantes sont nommées en qualité de gérants de classe B de la Société pour une durée indéterminée:

Richard Brekelmans, né à Amsterdam (Pays-Bas), le 12 septembre 1960, ayant son adresse professionnelle au 9, rue Sainte Zithe, L-2763 Luxembourg, Grand-Duché de Luxembourg;

Michael Verhulst, né à Almelo (Pays-Bas), le 25 août 1969 ayant son adresse professionnelle au 9, rue Sainte Zithe, L-2763 Luxembourg, Grand-Duché de Luxembourg; et

Johan Dejans, né à Aarschot (Belgique), le 17 novembre 1966 ayant son adresse professionnelle au 9, rue Sainte Zithe, L-2763 Luxembourg, Grand-Duché de Luxembourg.

3. Le siège social de la Société est établi au 9, rue Sainte Zithe, L-2763 Luxembourg, Grand-Duché de Luxembourg.

DECLARATION

Le notaire soussigné, qui comprend et parle l’anglais, déclare que, à la requête de la partie comparante, le présent acte est rédigé en anglais, suivi d’une traduction française et que, en cas de divergences entre le texte anglais et le texte français, la version anglaise fait foi.

Dont acte.

Fait et passé à Luxembourg, à la date qu’en tête des présentes.

Lecture du présent acte ayant été faite au mandataire de la partie comparante, celui-ci a signé avec le notaire instrumentant, le présent acte.

(Signé): B.BEERENS, J.ELVINGER

Enregistré à Luxembourg AC le 22 Février 2008

LAC/2008/7770

Reçu soixante deux euros et cinquante cents (62,50 euros)

Le receveur (signé): F.SANDT